SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

LA JOLLA PHARMACEUTICAL COMPANY

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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LA JOLLA PHARMACEUTICAL COMPANY

6455 Nancy Ridge Drive
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Friday, May 16, 2003

       The annual meeting of stockholders of La Jolla Pharmaceutical Company, a Delaware corporation (the “Company”), will be held at the Company’s offices at 6455 Nancy Ridge Drive, San Diego, California 92121 on Friday, May 16, 2003, at 10:00 a.m. (local time) for the following purposes:

1. To elect two Class I directors to the board of directors who will serve until the 2006 annual meeting of stockholders and until their successors are duly elected and qualified.

2. To consider and vote on a proposal to amend the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan to increase the total number of shares of the Company’s common stock that may be issued under the plan by 1,100,000 shares.

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2003.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The board of directors of the Company has fixed the close of business on March 28, 2003 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting. All stockholders are invited to attend the annual meeting. YOU ARE URGED TO SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE MEETING. If you attend the meeting and wish to vote your shares in person, you may do so even if you have signed and returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

      The board of directors unanimously recommends that you vote FOR the two nominees named in the accompanying proxy statement and FOR the other two proposals.

By order of the board of directors,

STEVEN B. ENGLE
Chairman and Chief Executive Officer

San Diego, California

April 11, 2003

SCHEDULE 14A (Rule 14a-101)
INFORMATION CONCERNING THE SOLICITATION
VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
NOMINEES FOR DIRECTORS
CONTINUING DIRECTORS
PROPOSAL 2 AMENDMENT TO 1994 STOCK INCENTIVE PLAN
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC AUDITOR
AUDIT FEES
BOARD COMMITTEES AND MEETINGS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
STOCK PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
2003 ANNUAL MEETING PROPOSALS
2004 ANNUAL MEETING PROPOSALS
ANNUAL REPORT
PROXY CARD LA JOLLA PHARMACEUTICAL COMPANY

LA JOLLA PHARMACEUTICAL COMPANY

6455 Nancy Ridge Drive
San Diego, California 92121

Proxy Statement For The Annual Meeting Of Stockholders

To Be Held on May 16, 2003

INFORMATION CONCERNING THE SOLICITATION

      This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of La Jolla Pharmaceutical Company, a Delaware corporation (the “Company”), to be used at its 2003 annual meeting of stockholders to be held on Friday, May 16, 2003 at 10:00 a.m. (local time) and at any and all postponements and adjournments of the meeting. The meeting will be held at the Company’s offices at 6455 Nancy Ridge Drive, San Diego, California 92121. This proxy statement and the accompanying proxy card will be first mailed to stockholders on or about April 11, 2003.

      The cost of preparing, assembling and mailing the proxy material and the cost of soliciting proxies will be paid for by the Company. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the reasonable expenses of forwarding soliciting material to their principals. Proxies may be solicited in person or by telephone, telefax or other electronic means by personnel of the Company who will not receive any additional compensation for such solicitation. In addition, the Company has engaged MacKenzie Partners, Inc. to assist it in soliciting proxies for a fee of approximately $8,000 plus reimbursement of reasonable out-of-pocket expenses.

VOTING

      The board of directors of the Company has fixed March 28, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. On March 28, 2003, there were 42,484,488 shares of the Company’s common stock outstanding. Each share is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the meeting. The holders of a majority of the shares of common stock outstanding on the record date and entitled to be voted at the meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the meeting and any adjournments and postponements thereof. Shares abstained or subject to a broker non-vote are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business.

      With regard to the election of directors, votes may be cast in favor of a director nominee or withheld. Because directors are elected by plurality, abstentions from voting and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. If a quorum is present at the meeting, the nominees receiving the greatest number of votes, up to two directors, will be elected. For proposals other than the election of directors, the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting is required for approval. With regard to these proposals, abstentions will be counted in tabulations of the votes cast on a proposal presented to stockholders and will have the same effect as a vote against the proposal, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

      Each proxy submitted by a stockholder will, unless otherwise directed by the stockholder in the proxy, be voted in favor of the:

Proposal 1	Election of the two director nominees named in this proxy statement.

Proposal 2	Amendment of the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan to increase the total number of shares of common stock that may be issued under the plan by 1,100,000 shares.

Proposal 3	Ratification of the selection of Ernst & Young LLP as the independent auditor of the Company for the fiscal year ending December 31, 2003.

      In addition, the persons acting as proxies will cast their votes in their discretion for any additional matters that are properly raised for consideration at the meeting. If you submit a proxy, your shares will be voted according to your direction. You have the power to revoke your proxy at any time before it is voted at the annual meeting by submitting a written notice of revocation to the Secretary of the Company or by timely filing with the Company a valid proxy bearing a later date. Your proxy will not be voted if you attend the annual meeting and elect to vote your shares in person. The board of directors reserves the right to withhold any proposal described in this proxy statement from a vote at the annual meeting if the board of directors deems a vote on such proposal to be contrary to the best interests of the Company and its stockholders. In that event, the proposal withheld will be neither adopted nor defeated.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Company’s certificate of incorporation was amended in 1999 to provide for a board of directors that is divided into three classes, each with as nearly equal in number of directors as possible. The terms for each class are three years, staggered over time. This year, the term of the directors in Class I expires. Accordingly, two directors will be elected at the annual meeting.

      Both of the nominees for election as directors at the meeting set forth below are incumbent directors. These nominees have consented to serve as a director if elected and management has no reason to believe that any nominee will be unable to serve. Unless authority to vote for either of the nominees is withheld in a proxy, shares represented by proxies will be voted FOR such nominees. In the event that any of the nominees for director should be unavailable for re-election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee, if any, as the board of directors may propose. Proxies cannot be voted for more than two directors, the number of nominees herein.

NOMINEES FOR DIRECTORS

      Each of the persons listed below is nominated for election to Class I of the board of directors, each to serve a three year term ending at the 2006 annual meeting and until their respective successors are elected and qualified.

      The board of directors recommends a vote FOR the election of each of the nominees.

      Thomas H. Adams, Ph.D., 60, has been a director of the Company since 1991. Dr. Adams is the founder and Chairman Emeritus of Genta, Inc., a publicly held biotechnology company in the field of antisense technology, and, since September 1998, has been Chairman of the board and Chief Executive Officer of Leucadia Technologies, a privately held company in the field of medical devices. From 1989 until 1997, Dr. Adams served as Chief Executive Officer of Genta, Inc. In 1984, Dr. Adams founded Gen-Probe, Inc., a publicly held company that develops and manufactures diagnostic products, and served as its Chief Executive Officer and Chairman until its acquisition by Chugai Biopharmaceuticals, Inc. in 1989. From 1980 until 1984, Dr. Adams was Senior Vice President of Research and Development at Hybritech, which was later acquired by Eli Lilly and Company in 1986. Dr. Adams has also held management positions at Technicon Instruments and the Hyland Division of Baxter Travenol, and served as a director of Biosite Diagnostics, Inc., a publicly held medical research firm, from 1989 to 1998. In addition, Dr. Adams currently serves as a director of XiFin, Inc., a privately held application service provider focusing on the financial management needs of laboratories, and Bio-Mems, a privately held company. Dr. Adams holds a Ph.D. in Biochemistry from the University of California at Riverside.

      Steven B. Engle, 48, has been a director since 1994 and currently serves as Chairman of the board of directors and Chief Executive Officer. He joined the Company in 1993 as Executive Vice President and Chief Operating Officer, assumed the offices of President and Secretary in 1994, became Chief Executive Officer in 1995 and became Chairman of the board of directors in 1997. From 1991 to 1993, Mr. Engle served as Vice President of Marketing at Cygnus Inc., a publicly held company that develops drug-delivery systems for therapeutic drugs, including Nicotrol®, a smoking cessation transdermal patch. From 1987 to 1991, he was Chief Executive Officer of Quantum Management Company, a privately held management consulting firm serving the pharmaceutical and other industries. From 1984 to 1987, he was Vice President of Marketing and Divisional General Manager for Micro Power Systems, Inc., a privately held company that manufactures high technology products, including medical devices, which was acquired by Exar Corporation. From 1979 to 1984, he was a management consultant at Strategic Decisions Group and SRI International where he advised pharmaceutical, high technology and other companies. Mr. Engle is a member of the board of the Lupus Foundation of America and is a former Chairman of BIOCOM, a regional trade association for the biotechnology and medical device industries. Mr. Engle holds an M.S.E.E. and a B.S.E.E. with a focus in biomedical engineering from the University of Texas.

CONTINUING DIRECTORS

Class II

Currently serving until the 2004 Annual Meeting
and until their respective successors are elected and qualified.

      Robert A. Fildes, Ph.D., 64, has been a director of the Company since 1991. Since January 1998, Dr. Fildes has served as President of SB2, Inc., a privately held company which licenses antibody technology. From June to December 1998, Dr. Fildes served as Chief Executive Officer of Atlantic Pharmaceuticals, a publicly held company in the field of biotechnology. From 1993 until August 1997, Dr. Fildes was the Chairman and Chief Executive Officer of Scotgen Biopharmaceuticals, Inc., a privately held company in the field of human monoclonal antibody technology. Scotgen Biopharmaceuticals filed for Chapter 7 bankruptcy protection under the federal bankruptcy laws in August of 1997. From 1990 to 1993, Dr. Fildes was an independent consultant in the biopharmaceutical industry. He was the President and Chief Executive Officer of Cetus Corporation, a publicly held biotechnology company, from 1982 to 1990. From 1980 to 1982, Dr. Fildes was the President of Biogen, Inc., a publicly held biopharmaceutical company, and from 1975 to 1980, he was the Vice President of Operations for the Industrial Division of Bristol-Myers Squibb Company. Dr. Fildes is currently a director of Cytovax Biotechnologies, Inc., a publicly held company that develops and commercializes vaccines and therapeutic products for the prevention and treatment of infectious diseases. Dr. Fildes holds a D.C.C. degree in Microbial Biochemistry and a Ph.D. in Biochemical Genetics from the University of London.

      Stephen M. Martin, 56, has been a director of the Company since 2000. He currently serves as CEO Partner of Hi Tech Partners, LLC, a consulting firm for executive management of early stage technology businesses. He also serves as Managing Partner of Merritt Capital Services, a firm that assists entrepreneurs in finding venture capital. From January 1998 until June 2001, Mr. Martin served as Vice President of Venture Opportunities for CIBA Vision Corporation, a Novartis company engaged in the research, manufacture and sale of contact lenses, lens care products and ophthalmic pharmaceuticals, which he founded in 1980. From January 1995 to January 1998, Mr. Martin served as President of CIBA Vision Corporation USA and from October 1990 until January 1998, he served as President of CIBA Vision Ophthalmics-US, the ophthalmic pharmaceutical division of CIBA Vision Corporation. Mr. Martin served as a director of CareLinc Corporation, a privately held developer of clinical information management systems, from December 1997 to May 2000. Mr. Martin holds six issued U.S. patents for his inventions and a number of European patents. Mr. Martin holds a B.A. degree from Wake Forest University and attended the Woodrow Wilson College of Law.

      William R. Ringo, 57, has been a director of the Company since May 2001. Mr. Ringo served Eli Lilly and Company in executive leadership roles for 28 years, most recently as President of the Oncology and Critical Care Products unit. During his tenure at Eli Lilly and Company, Mr. Ringo was President of the Infectious Disease business unit, Vice President of Sales and Marketing for the U.S. pharmaceutical operations, and President and General Manager of Eli Lilly Canada. He served as a captain in the United States Army, Military Intelligence and was awarded the Bronze Star for his service in Vietnam. Mr. Ringo is currently a director of Praecis Pharmaceuticals Incorporated, InterMune, Inc. and Texas Biotechnology

Corporation, each of which is a publicly held pharmaceutical company. He is also currently a director of Suros Surgical Systems, Inc. and Xcel Pharmaceuticals, each of which is a privately held company. Mr. Ringo received his B.S. and M.B.A. degrees in business administration and management from the University of Dayton.

Class III

Currently serving until the 2005 Annual Meeting
and until their respective successors are elected and qualified.

      William E. Engbers, 60, has been a director of the Company since 1991. From March 1999 until March 2002, Mr. Engbers was a consultant to Landmark Partners, Inc., a privately held investment advisory firm. During 1999, Mr. Engbers was also a consultant to Allstate Insurance Company. Mr. Engbers became a Director of Venture Capital for Allstate Insurance Company in 1997 after serving as Venture Capital Manager since 1989. Before joining Allstate, he was a Vice President at Whitehead Associates, an investment firm, from 1983 to 1987, and Chairman of the board of directors of Plant Genetics, Inc., a publicly traded biotechnology company, from 1982 to 1989. Mr. Engbers currently serves as a director and Chairman of the audit committee of J. Jill Group, Inc., a publicly traded women’s apparel company. Mr. Engbers has been the Chairman of the board of directors or a director of more than two dozen corporations.

      W. Leigh Thompson, M.D., Ph.D., 64, has been a director of the Company since 1996. Since 1995, Dr. Thompson has been President and Chief Executive Officer of Profound Quality Resources, Ltd., a private healthcare consulting firm which provides worldwide consulting services to health institutions and manufacturers. From 1982 until 1994, Dr. Thompson was employed by Eli Lilly and Company, retiring as Chief Scientific Officer. Dr. Thompson was a Professor of Medicine at Case Western Reserve University from 1974 until 1982 and a Professor of Medicine at Indiana University from 1984 to 1995. Dr. Thompson serves as a director of BAS, Inc., DepoMed, Inc., Guilford Pharmaceuticals, Inspire Pharmaceuticals, Sontra Medical Corporation and Medarex Inc., each of which is a publicly held medical research firm. He also serves as a director of Diabetogen Biosciences, Inc., a privately held medical research firm. Dr. Thompson was elected to the John Hopkins Society of Scholars in 2003. Dr. Thompson holds a Ph.D. from the Medical University of South Carolina and an M.D. from The Johns Hopkins University.

PROPOSAL 2

AMENDMENT TO 1994 STOCK INCENTIVE PLAN

General

      The maximum number of shares of the Company’s common stock that may be issued pursuant to awards under the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan (the “Option Plan”) is currently 7,100,000. As of March 28, 2003, options covering a total of 6,227,062 shares are outstanding under the Option Plan and 308,721 shares have been previously issued upon the exercise of options. Accordingly, only 564,217 shares remain available for new grants. The Company relies heavily upon the Option Plan to recruit, retain and reward qualified employees and directors. On February 27, 2003, the Company’s board of directors unanimously approved, subject to approval by the Company’s stockholders, an amendment of the Option Plan to make available an additional 1,100,000 shares of the Company’s common stock for awards under the Option Plan. The board of directors recommends that stockholders vote FOR Proposal 2.

Summary of the 1994 Stock Incentive Plan

      The following is a summary of the principal features of the Option Plan as in effect and as proposed to be amended by Proposal 2. The summary below is qualified in its entirety by the terms of the Option Plan, as proposed to be amended, a copy of which is attached as Appendix A hereto.

      Purpose and Eligibility. The purpose of the Option Plan is to advance the interests of the Company and its stockholders by providing eligible persons with financial incentives to promote the success of the

Company’s business objectives, by increasing eligible persons’ proprietary interest in the Company, and by giving the Company a means to attract and retain employees and directors of appropriate experience and stature. Any director, officer, key employee, consultant or advisor of the Company, as determined by the compensation committee of the board of directors (the “compensation committee”), is eligible to receive grants of stock options, restricted stock, stock appreciation rights, stock payments, performance awards of cash and/or stock and dividend equivalents under the Option Plan (“Incentive Awards”). Currently, approximately 169 persons are eligible for selection to receive Incentive Awards, consisting of approximately 152 employees other than executive officers, 11 executive officers (one of whom is also a director) and six non-employee directors, including members of the audit committee, nominating committee and compensation committee. In addition to certain Incentive Awards, as discussed below, each of the Company’s non-employee directors is entitled to receive an automatic, one-time grant of a Non-qualified Stock Option upon becoming a director, and an annual grant of an additional Non-qualified Stock Option upon each re-election as a director or upon continuing as a director after the annual meeting without being re-elected as a result of the classification of the board of directors (“Non-Employee Directors’ Options”).

      Stock Options. Stock options granted under the Option Plan (“Options”) may be incentive stock options (“Incentive Options”), which are intended to qualify under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) or non-qualified stock options (“Non-qualified Options”), which do not so qualify. However, the aggregate fair market value of stock (determined as of the date of grant) with respect to which any employee’s Incentive Options first become exercisable during any calendar year (under all plans of the Company and any subsidiary of the Company) may not exceed $100,000, and may be further limited by other requirements of the Internal Revenue Code. If this limitation is exceeded, the excess Incentive Options will be treated as Non-qualified Options.

      The exercise price for each Option (other than Non-Employee Directors’ Options) shall be determined by the compensation committee at the date of grant and may not be set below the fair market value of the underlying common stock on the date of grant, subject to permissible discounts of up to 15% from fair market value on the date of grant for Non-qualified Options in lieu of salary or bonus. Notwithstanding the foregoing, in no event may the exercise price be less than the par value of the shares of common stock subject to the Option, and the exercise price of an Incentive Option may not be less than such amount that is necessary to enable such option to be treated as an “Incentive Stock Option” within the meaning of Section 422 of the Internal Revenue Code. The exercise price of any Option may be paid in cash or any other consideration the compensation committee deems acceptable, including delivery of capital stock of the Company (surrendered by or on behalf of the optionee or withheld from the shares otherwise deliverable upon exercise) or surrender of other awards previously granted to the recipient exercising the Option. The compensation committee may allow the Company to loan the exercise price to the optionee or to allow exercise in a broker-assisted transaction in which the exercise price will not be received until after exercise if the exercise of the Option is followed by an immediate sale of all or a portion of the underlying shares and a portion of the sales proceeds is dedicated to full payment of the exercise price.

      Options (other than Non-Employee Directors’ Options) granted under the Option Plan vest, become exercisable, and terminate as determined by the compensation committee. All Options granted under the Option Plan may be exercised at any time after they vest and before their expiration date or termination, provided that no Option may be exercised more than ten years after the date of its grant, and provided further that the exercise period may be less than 10 years if so required by the Internal Revenue Code. In the absence of a specific written agreement to the contrary and in each case subject to earlier termination on the Option’s original expiration date, Options will generally terminate: (a) immediately upon termination of the recipient’s employment with the Company for just cause; (b) 12 months after death or permanent disability; (c) 24 months after normal retirement; and (d) with respect to termination of employment for any reason other than just cause, disability or retirement, three months in the case of Incentive Options and six months in the case of Non-qualified Options. Notwithstanding the foregoing, however, the compensation committee may designate shorter or longer periods after termination of employment to exercise any Option (other than a Non-Employee Directors’ Option) if provided for in the instrument evidencing the grant of the Options or if agreed upon in writing by the recipient. Options cease to vest upon termination of employment, but the compensation committee may accelerate the vesting of any or all Options that had not become exercisable on or prior to the date of such termination. In the event that a non-employee director ceases to be a director of the Company, the Non-Employee Directors’ Options granted to such director are exercisable, to the extent exercisable at that date, for a period of five years after that date or, if sooner, until the expiration of the Non-Employee Directors’ Options according to their terms.

      Other Awards. In addition to Options, the compensation committee may also grant performance awards, restricted stock, stock appreciation rights (“SARs”), stock payments and dividend equivalents. Performance awards entitle the recipient to a payment in cash or in shares of common stock upon the satisfaction of certain performance criteria. Shares of restricted stock may be granted by the compensation committee to recipients who may not transfer the restricted shares until the restrictions are removed or expire. These restrictions shall be for a period of at least one year for performance-based grants and three years for non-performance-based grants. SARs, either related or unrelated to Options, entitle the recipient to payment of the difference between the fair market value of a share of common stock as of a specified date and the exercise price of the related Option or initial base amount, multiplied by the number of shares as to which such SAR is exercised. The compensation committee may also approve stock payments of the Company’s common stock to any eligible person and may also grant dividend equivalents payable in cash, common stock or other awards to recipients of Options, SARs or other awards denominated in shares of common stock. For all such awards, the compensation committee shall generally determine the relevant criteria, terms and restrictions.

      Non-Employee Directors’ Options. Under the Option Plan, each of the Company’s non-employee directors automatically receives, upon becoming a non-employee director, a one-time grant of a Non-qualified Option to purchase up to 40,000 shares of the Company’s common stock at an exercise price equal to the fair market value of a share of the common stock on the date of grant. These Non-Employee Directors’ Options have a term of ten years and vest with respect to 25% of the underlying shares on the grant date and with respect to an additional 25% of the underlying shares on the date of each of the first three annual stockholders’ meetings following the grant date (or, if an annual meeting occurs within six months after the grant date, then on the second, third and fourth anniversaries of the grant date), but only if, on the date of each such annual meeting, the recipient is continuing as a director for the ensuing year.

      Further, each non-employee director of the Company, upon re-election to the board of directors or upon continuing as a director after an annual meeting without being re-elected due to the classification of the board of directors, automatically receives a grant of an additional Non-qualified Option to purchase up to 10,000 additional shares of the Company’s common stock. These additional Non-Employee Directors’ Options have a term of ten years and will vest and become exercisable upon the earlier to occur of (a) the first anniversary of the grant date or (b) immediately prior to the annual meeting of stockholders of the Company next following the grant date; provided that the director has remained a director for the entire period from the grant date to such earlier date. The exercise price for these additional Non-Employee Directors’ Options is the fair market value of the Company’s common stock on the date of their grant.

      Option Plan Provisions Regarding Section 162(m) of the Internal Revenue Code. In general, Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount of compensation that may be deducted by the Company in any tax year with respect to each of the Chief Executive Officer of the Company and its other four most highly compensated officers, including any compensation relating to an award under the Option Plan. The Option Plan is designed to allow the Company to grant awards that are not subject to the $1 million limit of Section 162(m). No one employee may be granted any awards with respect to more than 600,000 shares of common stock or in excess of $1 million in any one calendar year; provided, however, that this limitation will not apply if it is not required in order for the compensation attributable to such awards to qualify as performance-based compensation as described in Section 162(m) of the Internal Revenue Code and the regulations issued thereunder. Furthermore, if Internal Revenue Code Section 162(m) would otherwise apply and if the amount of compensation a person would receive under an award is not based solely on an increase in the value of the underlying common stock of the Company after the date of grant or award, the compensation committee is authorized to condition the grant, vesting, or exercisability of such an award on the attainment of a pre-established objective performance goal. The Option Plan defines a pre-

established objective performance goal to include one or more of the following performance criteria: cash flow, earnings per share (including earnings before interest, taxes, and amortization), return on equity, total stockholder return, return on capital, return on assets or net assets, income or net income, operating margin, return on operating revenue, attainment of stated goals related to the Company’s research and development or clinical trials program, attainment of stated goals related to the Company’s capitalization, costs, financial condition or results of operations and any other similar performance criteria.

      Finally, if it is intended that an award qualify as performance-based compensation as described in Section 162(m) of the Internal Revenue Code and the regulations thereunder, and the amount of compensation an eligible person could receive under the award is based solely on an increase in value of the underlying stock after the date of the grant or award, then the payment of any dividend equivalents related to the award shall not be made contingent on the exercise of the award.

      Securities Subject to the Option Plan. No more than 7,100,000 shares of common stock (8,200,000 shares if this Proposal 2 is approved) may be issued pursuant to or upon exercise of awards granted under the Option Plan. Shares of common stock subject to unexercised portions of any award that expire, terminate or are canceled, and shares of common stock issued pursuant to an award that are reacquired by the Company pursuant to the terms of the award under which the shares were issued, will again become eligible for the grant of further awards under the Option Plan. The number and kind of shares of common stock or other securities available under the Option Plan in general, as well as the number and kind of shares of common stock or other securities subject to outstanding awards and the price per share of such awards, may be proportionately adjusted to reflect stock splits, stock dividends and other capital stock transactions. If the Company is the surviving corporation in any merger or consolidation, each outstanding Option will entitle the optionee to receive the same consideration received by holders of the same number of shares of the Company’s common stock in such merger or consolidation.

      Change in Control. In the event of a change in control, all Non-Employee Directors’ Options and any other Incentive Awards specified by the compensation committee or the board of directors shall immediately vest and become exercisable, and all conditions thereto shall be deemed to have been met. If the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the same number of shares of common stock that are subject to that Option would have been entitled. For purposes of the Option Plan, a change in control includes any of the following: the approval by stockholders of a reorganization, merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto representing less than 50% of the combined voting power of the voting securities of the Company and such other entity immediately after such merger or consolidation; the approval by stockholders of a merger or consolidation effected to implement a recapitalization of the Company in which a person acquires 40% or more of the combined voting power of the Company’s then outstanding voting securities; a liquidation or dissolution of the Company; the acquisition of 40% or more of the Company’s voting securities by any person or group; or a majority change in membership of the board of directors without the approval of the board of directors.

      Non-Assignability of Awards. Awards are generally not transferable by the recipient during the life of the recipient. Awards are generally exercisable during the life of a recipient only by the recipient.

      Awards Documentation. An agreement duly executed on behalf of the Company and by the recipient or a confirming memorandum issued by the Company to the recipient, setting forth such terms and conditions applicable to the award, will evidence awards granted under the Option Plan.

      Rights With Respect to Common Stock. No recipient of an award under the Option Plan or permitted transferee of the award will have any rights as a stockholder with respect to any shares issuable or issued in connection with the award until the Company receives all amounts payable in connection with exercise of the award and performance by the recipient of all obligations thereunder.

      Administration, Amendment and Termination. The Option Plan is administered by the compensation committee, which consists of at least two non-employee directors of the Company appointed by the Company’s board of directors, each of whom is required to qualify as a “Non-Employee Director” under

Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided however, that the board of directors may, in lieu of the compensation committee, exercise any authority granted to the compensation committee under the Option Plan. The compensation committee has the authority to: interpret the Option Plan and any agreements defining the rights and obligations of recipients of awards granted under the Option Plan; determine the terms and conditions of awards; prescribe, amend and rescind the rules and regulations of the Option Plan; and make all other determinations necessary or advisable for the administration of the Option Plan. If awards are to be made to persons subject to Section 162(m) of the Internal Revenue Code and such awards are intended to constitute performance-based compensation, then each of the compensation committee’s members must be an “outside director,” as such term is defined in regulations issued under Section 162(m) of the Internal Revenue Code.

      The compensation committee, in its discretion, selects from the class of eligible persons those individuals to whom awards will be granted and determines the nature, dates, amounts, exercise prices, vesting periods and other relevant terms of such awards. The compensation committee may, with the consent of the recipient of an award, modify the terms and conditions, accelerate or extend the vesting or exercise period, and adjust or reduce the purchase price of such award. However, the compensation committee has no authority or discretion with respect to recipients, timing, vesting, underlying shares or exercise price of Non-Employee Directors’ Options, since these matters are specifically governed by the provisions of the Option Plan. Awards may be granted under the Option Plan until the tenth anniversary of the Option Plan’s effective date in 2004.

      On March 28, 2003, the market value of the Company’s common stock was $1.48 per share, Options to purchase 308,721 shares had been exercised under the Option Plan, Options to purchase 6,227,062 shares were outstanding under the Option Plan at exercise prices ranging from $0.344 to $12.063 per share, and 564,217 shares remained available for future awards under the Option Plan. If this Proposal 2 is approved, an additional 1,100,000 shares will be available for future awards under the Option Plan.

Federal Income Tax Consequences

      The following summary of certain federal income tax consequences of the receipt and exercise of awards granted by the Company is based on the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt and exercise of awards under foreign, state and local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the Option Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

      Incentive Options. Except as discussed below, a recipient of an Incentive Option generally will not owe tax on the grant or the exercise of the option if the recipient exercises the option while the recipient is an employee of the Company (or of any parent or subsidiary corporation of the Company) or within three months following termination of the recipient’s employment (or within one year, if termination was due to a permanent and total disability).

      If the recipient of the Incentive Option sells the shares acquired upon the exercise of the option at any time within one year after the date the Company transfers those shares to the recipient or two years after the date the Company grants the Incentive Option to the recipient, then:

•	if the recipient’s sales price exceeds the purchase price paid for the shares upon exercise of the Incentive Option, the recipient will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise, and will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the shares on the date of exercise over the purchase price paid for the shares upon exercise of the Incentive Option; or

•	if the recipient’s sales price is less than the purchase price paid for the shares upon exercise of the Incentive Option, the recipient will recognize a capital loss equal to the excess of the purchase price paid for the shares upon exercise of the Incentive Option over the sales price of the shares.

      If the recipient sells shares acquired upon exercise of an Incentive Option at any time after the recipient has held the shares for at least one year after the date the Company transfers the shares to the recipient pursuant to the recipient’s exercise of the Incentive Option and at least two years after the date the Company grants the recipient the Incentive Option, then the recipient will recognize capital gain or loss equal to the difference between the sales price and the purchase price paid for the shares upon exercise of the Incentive Option.

      The amount by which the fair market value of shares the recipient acquires upon exercise of an Incentive Option (determined as of the date of exercise) exceeds the purchase price paid for the shares upon exercise of the Incentive Option will be included as a positive adjustment in the calculation of the recipient’s “alternative minimum taxable income” in the year of exercise. The “alternative minimum tax” will generally equal the amount by which 26% or 28% (depending upon the amount of the recipient’s alternative minimum taxable income reduced by certain exemption amounts) of the recipient’s alternative minimum taxable income (reduced by certain exemption amounts) exceeds the recipient’s regular income tax liability for the year. Before exercising an Incentive Option, a recipient should determine whether and to what extent exercise of an Incentive Option will result in alternative minimum tax in the year of exercise.

      In the case of an early disposition of shares by a recipient that results in the recognition of ordinary income, the Company will be entitled to a deduction equal to the amount of such ordinary income. If the recipient holds the shares for the requisite period described above and therefore solely recognizes capital gain upon the sale of such shares, the Company is not entitled to any deduction.

      Non-qualified Options. The Company’s grant of a Non-qualified Option to a recipient is generally not a taxable event for the recipient. Upon the exercise of a Non-qualified Option, the recipient will generally recognize ordinary income equal to the excess of the fair market value of the shares the recipient acquires upon exercise (determined as of the date of exercise) over the purchase price paid for the shares upon exercise of the Non-qualified Option. The Company generally will be entitled to deduct as a compensation expense the amount of such ordinary income. Provided the shares are held as a capital asset, the recipient’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the purchase price paid for the shares plus the ordinary income recognized with respect to the shares, and such capital gain or loss will be taxable as long term or short term capital gain or loss depending upon the recipient’s holding period after exercise. If the recipient is an “insider” (as defined below), the recipient is advised to consult a tax advisor about the possibility of making an election under Section 83(b) of the Internal Revenue Code upon exercise of a Non-qualified Option.

      Stock Appreciation Rights (SARs). Generally, the holder of a SAR will recognize ordinary income equal to the amount paid by the Company pursuant to the SAR on the date the holder receives payment. If the Company places a limit on the amount that will be payable under a SAR, the holder may recognize ordinary income equal to the value of the holder’s right under the SAR at the time the value of such right equals such limit and the SAR is exercisable. The Company will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the holder.

      Stock Purchase Rights — Restricted Stock. Under the Option Plan, the Company is authorized to grant rights to purchase the Company’s restricted common stock subject to a right to repurchase such stock at the price paid by the participant if the participant’s employment relationship with the Company terminates prior to the lapse of such repurchase right. In general, there will be no tax consequences to a participant upon the grant of a right to purchase such restricted stock or upon purchase of such restricted stock. Instead, the participant will be taxed at ordinary income rates at the time the Company’s repurchase rights expire or are removed on an amount equal to the excess of the fair market value of the stock at that time over the amount the participant paid to acquire such stock. A participant who acquires restricted stock, however, may make an election under Section 83(b) of the Internal Revenue Code with respect to such stock. If such an election is made within 30 days after the participant’s acquisition of the stock, the participant is taxed at ordinary income rates in the year in which the participant acquires the restricted stock. The ordinary income the participant must recognize is equal to the excess of the fair market value of the stock at the time of the participant’s acquisition of the stock (determined without regard to the restrictions) over the amount that the participant paid to acquire such stock. If a participant makes a timely election under Section 83(b) of the Internal Revenue Code with respect to restricted stock, the participant generally will not be required to report any additional income with respect to such restricted stock until he or she disposes of such stock, at which time he or she will generally recognize capital gain or loss (provided the shares are held as a capital asset) equal to the difference between the sales price and the fair market value of the stock at the time of the participant’s acquisition of the stock (determined without regard to the restrictions). In the event that a participant forfeits restricted stock with respect to which an election under Section 83(b) of the Internal Revenue Code has been made, the participant ordinarily will not be entitled to recognize any loss for federal income tax purposes (except to the extent the amount realized by the participant at the time of such forfeiture is less than the participant’s purchase price for such stock). The Company generally will be entitled to a deduction equal to the amount of ordinary income, if any, recognized by a participant.

      Other Awards. In addition to the types of awards described above, the Option Plan authorizes certain other awards that may include payments in cash, Company common stock, or a combination of cash and common stock. The tax consequences of such awards will depend upon the specific terms of such awards. Generally, however, a participant who receives an award payable in cash will recognize ordinary income, and the Company will be entitled to a deduction, with respect to such award at the earliest time at which the participant has an unrestricted right to receive the amount of the cash payment. In general, the sale or grant of stock to a participant under the Option Plan will be a taxable event at the time of the sale or grant if such stock at that time is not subject to a substantial risk of forfeiture or is transferable within the meaning of Section 83 of the Internal Revenue Code in the hands of the participant. (For such purposes, stock is ordinarily considered to be transferable if it can be transferred to another person who takes the stock free of any substantial risk of forfeiture.) In such case, the participant will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of such stock on the date of the sale or grant over the amount, if any, that the participant paid for such stock. Stock that at the time of receipt by a participant is subject to restrictions that constitute a substantial risk of forfeiture and that is not transferable within the meaning of Internal Revenue Code Section 83 generally will be taxed under the rules applicable to restricted stock as described above.

      Withholding. In the event that an optionee or other recipient of an award under the Option Plan is an employee of the Company, the Company generally will be required to withhold applicable federal income taxes with respect to any ordinary income recognized by such optionee or other award recipient in connection with stock options or other awards under the Option Plan.

      Special Rules Applicable to “Insiders.” If a recipient of an award is an “insider” (a director, officer or other individual subject to Section 16 of the Exchange Act), the recipient may be required to defer determination of the amount of income and the timing of income recognition in connection with an award under the Option Plan, and the beginning of the holding period for any shares the recipient receives, until the expiration of any period during which the recipient would be restricted from disposing of any shares the recipient received. The recipient will not be required to defer these determinations if the recipient makes a valid election under Section 83(b) of the Internal Revenue Code. If a recipient is an insider, the recipient is advised to consult a tax advisor to determine the tax consequences of exercising Options granted to the recipient under the Option Plan.

      Certain Additional Rules Applicable to Awards. The terms of awards granted under the Option Plan may provide for accelerated vesting in connection with a change in control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Internal Revenue Code. Under these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payments” and the Company will be denied any deduction with respect to such payment. Participants are advised to consult their tax advisors as to whether accelerated vesting or payment of an award in connection with a change in the Company’s control would give rise to an excess parachute payment.

      The Company generally is entitled to a deduction equal to the ordinary income recognized by a recipient in connection with an award. However, the Company’s deduction (including the deduction related to ordinary income recognized by a recipient) for compensation paid to the Chief Executive Officer and the other four most highly compensated officers may be limited to $1 million per person annually. Depending on the nature of the award, all or a portion of the ordinary income attributable to certain awards granted under the Option Plan may be included in the compensation subject to such deduction limitation.

      Special rules will apply in cases where a recipient pays the exercise price of the award or applicable withholding tax obligations under the Option Plan by delivering any previously owned common stock or by reducing the number of shares of common stock otherwise issuable pursuant to the award. Participants who contemplate taking any such action are advised to consult with their personal tax advisors regarding the tax consequences of such action.

Interest of Certain Persons in Matters to be Acted Upon

      Each of the current directors, executive officers and employees of the Company is eligible to receive Incentive Awards under the Option Plan. Other than automatic option awards to non-employee directors, the compensation committee has the discretion to determine which eligible persons will receive Incentive Awards under the Option Plan. As a result, future participation in the Option Plan by executive officers, directors and other employees is not determinable. On May 16, 2003, Dr. Adams, if re-elected as director at the annual meeting, along with each continuing non-employee director, will each automatically receive a Non-Employee Directors’ Option to purchase up to 10,000 shares of the Company’s common stock. On the dates of future annual meetings, each continuing and re-elected non-employee director will automatically receive a Non-Employee Directors’ Option to purchase up to 10,000 shares of the Company’s common stock.

Vote Required and Recommendation of the Board Of Directors

      The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting, at which a quorum representing a majority of all outstanding shares of common stock of the Company is present and entitled to vote, is required to approve Proposal 2. The board of directors recommends that stockholders vote FOR Proposal 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC AUDITOR

      The board of directors of the Company has again selected Ernst & Young LLP to serve as its independent auditor for the fiscal year ending December 31, 2003. Ernst & Young LLP has served as the Company’s auditor since its incorporation in 1989. Representatives of Ernst & Young LLP are expected to be at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Reasons for the Proposal

      Selection of the Company’s independent auditor is not required to be submitted for stockholder approval. Nonetheless, the board of directors is seeking ratification of its selection of Ernst & Young LLP as a matter of further involving the Company’s stockholders in its corporate affairs. If the stockholders do not ratify this selection, the board of directors will reconsider its selection of Ernst & Young LLP and will either continue to retain this firm or appoint a new auditor upon recommendation of the audit committee. Even if the selection is ratified, the audit committee and our board of directors, in their discretion, may direct the appointment of a different independent auditor at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required and Recommendation of the Board Of Directors

      The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting, at which a quorum representing a majority of all outstanding shares of common stock of the

Company is present and entitled to vote, is required to approve Proposal 3. The board of directors recommends that stockholders vote FOR Proposal 3.

AUDIT FEES

Audit Fees

      As noted above, the independent auditor of the Company during the year ended December 31, 2002 was Ernst & Young LLP. The aggregate fees anticipated to be billed by Ernst & Young LLP in connection with the audit of the Company’s annual financial statements for the most recent fiscal year and for the reviews of the Company’s financial statements included in its quarterly reports on Form 10-Q and registration statements during the year 2002 are approximately $91,000.

All Other Fees

      The aggregate fees billed for all other services rendered to the Company by Ernst & Young LLP during the year 2002 were approximately $10,000. These fees relate to tax services.

BOARD COMMITTEES AND MEETINGS

      During the Company’s fiscal year ended December 31, 2002, the board of directors had six meetings, three of which were telephonic. The board of directors has audit, nominating and compensation committees. All directors attended at least 75% of the total board meetings and the meetings of the committees on which they serve.

      Audit Committee. During the Company’s fiscal year 2002, the audit committee of the board of directors consisted of Mr. Engbers, Dr. Adams and Mr. Martin, all of whom are independent directors as determined in accordance with the National Association of Securities Dealers’ listing standards. Mr. Engbers is the Chairman of the audit committee. The audit committee is governed by a written charter approved by the board of directors which was attached to the Company’s 2001 proxy statement. Information regarding the functions performed by the audit committee and the number of meetings held during the fiscal year is set forth under the heading “Report of the Audit Committee,” included in this proxy statement.

      Compensation Committee. During the Company’s fiscal year 2002, the compensation committee of the board of directors consisted of Dr. Fildes, Dr. Thompson and Dr. Adams. Dr. Fildes is the Chairman of the compensation committee. In February 2002, Mr. Ringo joined the compensation committee. The compensation committee advises the board of directors with respect to various human resource matters, including compensation, and administers the Company’s stock incentive plans which includes making awards thereunder. During the Company’s fiscal year ended December 31, 2002, the compensation committee had five telephonic meetings. See “Report of the Compensation Committee on Executive Compensation,” included in this proxy statement.

      Nominating Committee. In February 2002, the board of directors established the nominating committee. Its members are Mr. Ringo, Dr. Thompson and Dr. Fildes. Mr. Ringo is the Chairman of the nominating committee. The nominating committee advises the board of directors with respect to nominating and continuing qualifications for membership of the board of directors. Until the nominating committee was established, the board of directors acted as a committee of the whole with respect to nominations for membership on the board of directors.

Report of the Audit Committee

      The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process includes systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K with management including a discussion of the quality, not merely the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

      The audit committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not merely the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States. In addition, the audit committee has discussed with the independent auditor the auditor’s’ independence, including SAS 61, from management and the Company, including the matters in the written disclosures received by the Company required by the Independence Standards Board Standard No. 1. The audit committee has also considered the compatibility of the independent auditor’s provision of non-audit services to the Company with the auditor’s independence.

      The audit committee discussed with the Company’s independent auditor the overall scope and plan for their audit. The audit committee meets with the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The audit committee held five meetings during fiscal year 2002.

      In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Audit Committee

William E. Engbers, Chairman
Thomas H. Adams, Ph.D.
Stephen M. Martin

Report of the Compensation Committee on Executive Compensation

      The compensation committee of the board of directors is currently composed of four non-employee directors and administers the Company’s executive compensation programs, including the Company’s stock incentive plans. The Company’s executive compensation program is designed to provide competitive levels of base compensation in order to attract, retain and motivate high-quality employees, to tie individual compensation to individual performance and the success of the Company, and to align the interests of the Company’s executive officers with those of its stockholders. In 2002, the Company’s executive compensation program consisted of base salary, selected bonuses and stock option grants.

      The compensation committee believes that the Company’s ability to execute its drug development programs and successfully bring products to market depends heavily upon the quality of its top scientific and management personnel. Accordingly, the compensation committee attempts to set base salary for the Company’s executive officers at levels that are competitive with compensation paid to top executives of similarly situated biotechnology companies, and not significantly below cash compensation levels available to the Company’s key executives through alternative employment. However, because of the Company’s current and historical need to conserve its cash resources, rewards for Company or individual performance have generally taken the form of stock-based awards, and, starting in 1999, limited bonuses.

      The compensation committee administers the Option Plan pursuant to which the Company may grant various stock-based awards intended to compensate Company personnel and align the interests of the recipients with those of the Company’s stockholders. To date, only stock options have been granted under the Option Plan, although the compensation committee may, in the future, utilize other types of Incentive Awards available under the Option Plan. The compensation committee also administers the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan and options previously granted under the La Jolla Pharmaceutical Company 1989 Incentive Stock Option Plan and 1989 Nonstatutory Stock Option Plan.

      Because of the Company’s need to conserve cash, the compensation committee has used stock options to reward executives for individual and Company performance and to provide incentives for vigorous pursuit of the Company’s goals. In general, executive officers receive a substantial grant of stock options upon joining the Company. The compensation committee believes that these initial grants serve two purposes. First, they help to make up for any discrepancy between the cash compensation paid by the Company and salaries and bonuses available from more established employers who would compete for the services of the Company’s executives. Second, the initial option grants are intended to give the recipients a meaningful stake in the Company’s long-term performance, with any ultimate realization of significant value from those options being commensurate with returns to stockholders on investments in the Company’s stock.

      In addition to initial grants, executive officers are eligible to receive periodic option grants based upon the performance of the Company and their individual progress and contributions. Such grants, if any, are determined by the compensation committee with the input and recommendation of the Company’s Chief Executive Officer. In determining award levels, the compensation committee emphasizes Company performance and the contributions made by individual executives to that performance. The compensation committee believes that such a retrospective analysis is most appropriate and practicable for a development-stage biopharmaceutical enterprise like the Company, which operates in an uncertain environment and without the same types of standard measures of performance as are available to more seasoned companies.

      Compensation of the Chief Executive Officer. The Company faces significant challenges in the coming years and will rely heavily upon the Chief Executive Officer for leadership, strategic direction and operational effectiveness. The Company’s goals over the next few years include succeeding in clinical trials of RiquentTM, formerly known as LJP 394, LJP 1082 and additional drug candidates, raising additional financing, forming strategic alliances, and building a strong organization to support the Company’s growth. The Chief Executive Officer will have ultimate responsibility for these goals as part of maximizing stockholders’ returns on their investments in the Company and the compensation committee believes stockholders are best served if the Chief Executive Officer has significant incentives to meet these expectations. Early in fiscal 2002, the Chief Executive Officer received a cash bonus of $77,406, primarily in recognition of his leadership and on-going efforts for the Phase III clinical trial for the lupus drug candidate and the initiation of the Phase I/ II clinical trial of LJP 1082. In April, July and November 2002, the Chief Executive Officer received options to purchase an aggregate of 515,000 shares of common stock primarily in recognition of leading the scientific and business teams in completing enrollment in the Phase III clinical trial of Riquent, completing the Phase I/ II clinical trial of LJP 1082, initiating the open-label follow-on clinical trial for Riquent, raising additional capital in a difficult market, and continuing to build a strong organization. The compensation committee sets the Chief Executive Officer’s options and bonus on the basis of its qualitative evaluation of the Chief Executive Officer’s contributions. The compensation committee did not attempt to apply any specific quantitative measures to the Chief Executive Officer’s compensation, or to provide any specific dollar value of option-based compensation to the Chief Executive Officer, due to the difficulty of determining the long-term value of an investment in the Company’s stock.

Compensation Committee

Robert A. Fildes, Ph.D., Chairman
Thomas H. Adams, Ph.D.
William R. Ringo
W. Leigh Thompson, M.D., Ph.D.

Compensation Committee Interlocks and Insider Participation

      There are no compensation committee interlocks between the Company and other entities involving the Company’s executive officers and directors who serve as executive officers or directors of such other entities. No current member of the compensation committee is a current or former officer or employee of the Company.

Director Compensation

      Directors who are also employees of the Company receive no extra compensation for their service on the board of directors. Non-employee directors receive an annual retainer of $10,000, which is paid quarterly. In addition, non-employee directors receive fees of $1,500 per board or committee meeting attended in person, and $500 per board or committee meeting attended telephonically, as well as reimbursement of reasonable costs associated with attendance at meetings of the board and its committees. The Chairman of the audit committee receives an annual fee of $5,000. The Chairman of each of the compensation and nominating committees receives $3,000 annually. These chairmanship fees are paid quarterly.

      Under the Option Plan, each non-employee director of the Company automatically receives, upon becoming a director, a one-time grant of a non-qualified stock option to purchase up to 40,000 shares of the Company’s common stock at an exercise price equal to the fair market value of a share of the common stock on the date of grant. The options have a term of ten years and become exercisable with respect to 25% of the underlying shares on the grant date and with respect to an additional 25% of the underlying shares on the date of each of the first three annual stockholders’ meetings following the grant date (or, if an annual meeting occurs within six months after the grant date, then on the second, third and fourth anniversaries of the grant date), if the recipient is then continuing as a director for the ensuing year. Each non-employee director also receives, upon re-election to the board of directors or upon continuing as a director after an annual meeting without being re-elected as a result of the classification of the board of directors, an automatic annual grant of a non-qualified stock option to purchase up to 10,000 shares of the Company’s common stock. These options have a term of ten years and an exercise price equal to the fair market value of a share of the Company’s common stock on the date of grant. These options vest and become exercisable on the earlier to occur of (a) the first anniversary of the grant date or (b) immediately prior to the annual meeting of stockholders of the Company next following the grant date; provided that the director has remained a director for the entire period from the grant date to such earlier date. In the event of a change in control of the Company, all non-employee director options immediately vest and become exercisable. Each non-employee director is also eligible to receive other incentive award options under the Option Plan, as determined by the compensation committee or the board of directors. These options vest and become exercisable pursuant to the Option Plan and the terms of the option grant. During the fiscal year ended December 31, 2002, options to purchase a total of 60,000 shares of the Company’s common stock were issued to the Company’s non-employee directors, all of which were automatic annual grants to continuing non-employee directors.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

      The following table sets forth the compensation paid for the last three fiscal years to the Company’s Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers of the Company at the end of the fiscal year ended

December 31, 2002 and whose total annual salary and bonus for that fiscal year exceeded $100,000 (collectively, the “Named Executive Officers”).

						Long-Term
						Compensation —
						Awards —
						Securities
				Other		Underlying
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)		Options(#)

Steven B. Engle	2002	374,946	77,406	—		515,000
Chief Executive Officer and	2001	345,655	109,252	—		600,000
Chairman of the Board	2000	307,013	95,700	—		400,000
Matthew D. Linnik, Ph.D.	2002	251,158	40,661	—		150,000
Chief Scientific Officer and	2001	203,400	57,456	—		110,000
Executive Vice President of Research	2000	188,522	45,390	—		101,208
William J. Welch(1)	2002	193,091	31,181	—		75,000
Vice President of Marketing	2001	114,323	375	43,516	(2)	125,000
	2000	—	—	—		—
Paul C. Jenn, Ph.D.	2002	167,705	26,231	—		90,000
Vice President of Product Development	2001	150,230	24,988	—		60,000
	2000	125,744	18,376	—		36,620
Kenneth R. Heilbrunn, M.D.(3)	2002	158,823	458	25,000	(2)	145,000
Vice President of Clinical Development	2001	—	—	—		—
	2000	—	—	—		—

(1)	Mr. Welch rejoined the Company in May 2001. As a result, the amounts paid to him in 2001 reflect only a partial year’s compensation.

(2)	The amount consisted of relocation expense reimbursement.

(3)	Dr. Heilbrunn joined the Company in June 2002. As a result, the amounts paid to him in 2002 reflect only a partial year’s compensation.

Option Grants in Last Fiscal Year

      The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2002.

					Potential Realizable
					Value at Assumed
	Number of				Annual Rates of Stock
	Securities	Percent of Total			Price Appreciation for
	Underlying	Options Granted	Exercise		Option Term($)(4)
	Options	to Employees in	Price	Expiration
Name	Granted(#)(1)	Fiscal Year	($/share)(2)	Date(3)	5%	10%

Steven B. Engle	215,000	10.74%	7.050	4/1/12	953,247	2,415,715
	150,000	7.49%	5.090	7/18/12	480,161	1,216,822
	150,000	7.49%	5.900	11/21/12	556,572	1,410,462
Matthew D. Linnik	75,000	3.74%	5.090	7/18/12	240,081	608,411
	75,000	3.74%	5.900	11/21/12	278,286	705,231
William J. Welch	37,500	1.87%	5.090	7/18/12	120,040	304,206
	37,500	1.87%	5.900	11/21/12	139,143	352,616
Paul C. Jenn	45,000	2.25%	5.090	7/18/12	144,048	365,047
	45,000	2.25%	5.900	11/21/12	166,972	423,139
Kenneth R. Heilbrunn	90,000	4.49%	5.800	5/8/12	328,283	831,934
	55,000	2.75%	5.900	11/21/12	204,076	517,169

(1)	All options were granted under the Option Plan. The Option Plan is administered by the compensation committee of the board of directors which has broad discretion and authority to construe and interpret the Option Plan and to modify outstanding options. All granted options vest and become exercisable pursuant to the Option Plan between the date of the grant and November 21, 2005.

(2)	The exercise price and tax withholding obligations related to the exercise may be paid by delivery of already owned shares or offset by the underlying shares, subject to certain conditions. The exercise price for each grant is the market price of the Company’s common stock on the date of grant.

(3)	All of the options are exercisable for a term of ten years, subject to earlier termination upon certain events related to termination of employment or a change in control of the Company.

(4)	The potential realizable values listed are based on an assumption that the market price of the Company’s common stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. The 5% and 10% assumed rates of appreciation are determined by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate of the future market value of the common stock. Actual gains, if any, are dependent on the future market price of the Company’s common stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise during the fiscal year ended December 31, 2002 by the Named Executive Officers. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 2002, and the aggregate gains that would have been realized had these options been exercised on that date, even though the exercisable options were not exercised and the unexercisable options could not have been exercised.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options At
	Shares		Fiscal Year End(#)		Fiscal Year End($)(2)
	Acquired on	Value
Name	Exercise	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Steven B. Engle	—	—	1,526,389	763,611	4,650,423	442,281
Matthew D. Linnik	6,000	37,116	301,278	229,722	856,943	142,250
William J. Welch	—	—	64,098	135,902	34,148	90,827
Paul C. Jenn	—	—	137,502	125,972	301,765	80,888
Kenneth R. Heilbrunn	—	—	1,528	143,472	917	95,083

(1)	This amount represents the difference between the exercise price of the options and the market price of the Company’s common stock on the date of exercise.

(2)	These amounts represent the difference between the exercise price of the in-the-money options and the market price of the Company’s common stock on December 31, 2002, the last trading day of 2002. The closing price of the Company’s common stock on that day on the Nasdaq National Market was $6.50. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

Equity Compensation Plan Information

      Securities Available for Issuance Under the Company’s Equity Compensation Plans. The following table provides information, as of March 28, 2003, with respect to the Company’s equity compensation plans: the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan (elsewhere defined as the “Option Plan”) and the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan.

(c)
	(a)		Number of Securities
	Number of Securities	(b)	Remaining Available for
	to be Issued Upon	Weighted-Average Exercise	Future Issuance Under Equity
	Exercise of	Price of Outstanding	Compensation Plans
	Outstanding Options,	Options, Warrants	(Excluding Securities
Plan Category	Warrants and Rights	and Rights	Reflected in Column(a))

Equity compensation plans approved by security holders	6,227,062 (1)	$5.06 (2)	966,003 (3)
Equity compensation plans not approved by security holders	—	—	—

(1)	Subject to options issued under the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan.

(2)	Weighted-average exercise price of outstanding options issued under the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan.

(3)	Includes 564,217 shares subject to the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan and 401,786 shares which remain available for purchase under the La Jolla Pharmaceutical Company 1995 Employee Stock Purchase Plan.

Employment and Consulting Contracts

      Steven B. Engle. Steven B. Engle has an employment contract with the Company that provides for a minimum annual salary of $273,000 and entitles him to receive a severance payment in the event of his involuntary termination without cause or if his employment is terminated in connection with a change in control of the Company. The severance amount is equal to twelve months of pay at his then current base salary and up to twelve months of medical and dental coverage. His employment will be deemed to be terminated in connection with a change in control of the Company if his employment is terminated or if he resigns following: (i) any change in his title to any position other than President and Chief Executive Officer of the surviving company, (ii) any change in his reporting responsibility such that he does not report directly to the board of directors of the surviving company on all matters, (iii) any material reduction by the Company or its successor in his responsibilities, (iv) any requirement that his place of employment be in other than the San Diego area or (v) any material breach by the Company or its successor of his employment agreement. Also, all employee stock options and other performance awards granted to Mr. Engle before the termination of his employment without cause or in connection with a change in control will automatically vest and become fully exercisable as of his termination date and will remain exercisable for a period equal to the remaining term of the employee stock option or other performance award as provided by the applicable plan or grant pursuant to which the options or awards were granted. If, within one year from the termination of Mr. Engle’s employment, employee stock options granted to any executive officer or non-employee director of the Company or its successor are repriced, the Company is required to provide similar repricing for all outstanding employee stock options granted to Mr. Engle before his termination date. If Mr. Engle is terminated for any reason other than the above described circumstances, and other than for cause, all employee stock options granted to him before the termination of his employment will remain exercisable for a period of one year from his termination date or such longer period as provided by the applicable plan or grant pursuant to which the options were granted. Finally, if an acquisition, merger or reorganization of the Company occurs within thirty days of Mr. Engle’s termination of employment, Mr. Engle may be eligible to receive a cash bonus of $100,000.

      Matthew D. Linnik. Matthew D. Linnik has an employment agreement with the Company that entitles him to receive a severance payment in the event of his involuntary termination without cause or if his employment is terminated in connection with a change in control of the Company. The severance amount is equal to nine months of pay at his then current base salary and up to nine months of medical and dental coverage. His employment will be deemed to be terminated in connection with a change in control of the Company if, within 180 days of the date of the change in control: (i) his employment is terminated, (ii) his position is eliminated as a result of a reduction in force made to reduce over-capacity or unnecessary duplication of personnel and he is not offered a replacement position with the Company or its successor as a vice president with compensation and functional duties substantially similar to the compensation and duties in effect immediately before the change in control or (iii) he resigns because he is required to be employed more than 50 miles from the Company’s headquarters. Also, all employee stock options granted to Dr. Linnik as of the date of the employment agreement will automatically vest and become fully exercisable as of his termination date if his termination of employment is without cause or is in connection with a change in control, and will remain exercisable for a period of one year from his termination date or such longer period as provided by the applicable plan or grant pursuant to which the options were granted.

      William J. Welch. William J. Welch has an employment agreement with the Company that entitles him to receive a severance payment in the event of his involuntary termination without cause or if his employment is terminated in connection with a change in control of the Company. The severance amount is equal to nine months of pay at his then current base salary and up to nine months of medical and dental coverage. His employment will be deemed to be terminated in connection with a change in control of the Company if, within 180 days of the date of the change in control: (i) his employment is terminated, (ii) his position is eliminated as a result of a reduction in force made to reduce over-capacity or unnecessary duplication of personnel and he is not offered a replacement position with the Company or its successor as a vice president with compensation and functional duties substantially similar to the compensation and duties in effect immediately before the change in control or (iii) he resigns because he is required to be employed more than 50 miles from the Company’s headquarters. Also, all employee stock options granted to Mr. Welch as of the date of the employment agreement will automatically vest and become fully exercisable as of his termination date if his termination of employment is without cause or is in connection with a change in control, and will remain exercisable for a period of one year from his termination date or such longer period as provided by the applicable plan or grant pursuant to which the options were granted.

      Paul C. Jenn. Paul C. Jenn has an employment agreement with the Company that entitles him to receive a severance payment in the event of his involuntary termination without cause or if his employment is terminated in connection with a change in control of the Company. The severance amount is equal to up to nine months of pay at his then current base salary and up to nine months of medical and dental coverage. His employment will be deemed to be terminated in connection with a change in control of the Company if, within 180 days of the date of the change in control: (i) his employment is terminated, (ii) his position is eliminated as a result of a reduction in force made to reduce over-capacity or unnecessary duplication of personnel and he is not offered a replacement position with the Company or its successor as a vice president with compensation and functional duties substantially similar to the compensation and duties in effect immediately before the change in control or (iii) he resigns because he is required to be employed more than 50 miles from the Company’s headquarters. Also, all employee stock options granted to Dr. Jenn as of the date of the employment agreement will automatically vest and become fully exercisable as of his termination date if his termination of employment is without cause or is in connection with a change in control, and will remain exercisable for a period of one year from his termination date or such longer period as provided by the applicable plan or grant pursuant to which the options were granted.

      Kenneth R. Heilbrunn. Kenneth R. Heilbrunn has an employment agreement with the Company that entitles him to receive a severance payment in the event of his involuntary termination without cause or if his employment is terminated in connection with a change in control of the Company. The severance amount is equal to up to nine months of pay at his then current base salary and up to nine months of medical and dental coverage. His employment will be deemed to be terminated in connection with a change in control of the Company if, within 180 days of the date of the change in control: (i) his employment is terminated, (ii) his position is eliminated as a result of a reduction in force made to reduce over-capacity or unnecessary duplication of personnel and he is not offered a replacement position with the Company or its successor as a vice president with compensation and functional duties substantially similar to the compensation and duties in effect immediately before the change in control or (iii) he resigns because he is required to be employed more than 50 miles from the Company’s headquarters. Also, all employee stock options granted to Dr. Heilbrunn as of the date of the employment agreement will automatically vest and become fully exercisable as of his termination date if his termination of employment is without cause or is in connection with a change in control, and will remain exercisable for a period of one year from his termination date or such longer period as provided by the applicable plan or grant pursuant to which the options were granted.

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on the Company’s common stock for the five years ended December 31, 2002 with the Center for Research in Securities Prices (“CRSP”) Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the CRSP Total Return Index for Nasdaq Pharmaceutical Stocks (comprising all companies listed in the Nasdaq Stock Market under SIC 283). The graph assumes that $100 was invested on December 31, 1997 in the Company’s common stock and each index and that all dividends were reinvested. No cash dividends have been declared on the Company’s common stock. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company’s common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of our common stock as of March 28, 2003, by:

•	each person or group of affiliated persons who is known by the Company to be beneficial owners of 5% or more of the Company’s common stock;

•	each of the Company’s directors;

•	each of the Company’s executive officers listed in the summary compensation table; and

•	all of the Company’s directors and executive officers as a group.

      On March 28, 2003, there were 42,484,488 shares of common stock outstanding. All information with respect to beneficial ownership is based on filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to the Company by such beneficial owners. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws. Percentage of ownership is calculated as required by Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. The table below includes the number of shares underlying options and warrants that are exercisable within 60 days from March 28, 2003.

	Amount and Nature of		Percent of
Name and Address of Beneficial Owner**	Beneficial Ownership(1)		Class(%)(1)

State of Wisconsin Investment Board	4,777,500	(2)	11.2
P.O. Box 7842 Madison, Wisconsin 53707
Deutsche Bank AG	3,384,246	(3)	8.0
Taunusanlage 12, D-60325 Frankfurt am Main Federal Republic of Germany
Deutsche Asset Mgmt Europe GmbH	3,281,300	(4)	7.7
Feldbergstrasse 22 60323 Frankfurt, Germany
Thomas H. Adams, Ph.D.	152,795	(5)	*
William E. Engbers	138,795	(6)	*
Steven B. Engle	1,700,095	(7)	3.8
Robert A. Fildes, Ph.D.	186,796	(8)	*
Kenneth R. Heilbrunn, M.D.	41,285	(9)	*
Paul C. Jenn, Ph.D.	170,799	(10)	*
Matthew D. Linnik, Ph.D.	339,468	(11)	*
Stephen M. Martin	60,200	(12)	*
William R. Ringo	41,000	(13)	*
W. Leigh Thompson, M.D., Ph.D.	84,795	(14)	*
William J. Welch	91,875	(6)	*
All directors and executive officers as a group (17 persons)	3,487,525	(15)	7.6

*	Less than 1%

**	Unless otherwise indicated, the address for each beneficial owner is care of La Jolla Pharmaceutical Company, 6455 Nancy Ridge Drive, San Diego, California 92121.

(1)	Calculated pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934, as amended. Shares not outstanding that are subject to options exercisable by the holder thereof within 60 days of March 28, 2003 are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage owned by each other stockholder listed. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

(2)	Information obtained from Schedule 13G/A filed by State of Wisconsin Investment Board with the Securities and Exchange Commission on February 12, 2003.

(3)	According to the Schedule 13G/A filed by Deutsche Bank AG with the Securities and Exchange Commission on February 13, 2003, Deutsche Bank AG has sole voting power as to all of the shares that it beneficially owns (which amount includes 3,281,300 shares beneficially owned by Deutsche Asset Management Europe GmbH, 85,446 shares beneficially owned by Deutsche Bank Trust Company Americas, and 17,500 shares beneficially owned by Deutsche Investment Management Americas, Inc.). The Schedule 13G/A also reflects that Deutsche Bank AG has sole dispositive power over 3,344,746 of such shares, and shared dispositive power over 17,500 of such shares. It is unclear from the Schedule 13G/A whether Deutsche Bank AG has sole or shared dispositive power over the balance of the 22,000 shares reflected as beneficially owned by it.

(4)	Deutsche Asset Management Europe GmbH has sole voting and dispositive power as to all of the shares that it beneficially owns. As noted in footnote (3) above, these shares are also reflected as benefically owned by Deutsche Bank AG. Information obtained from Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2003.

(5)	Includes 145,795 shares subject to options that are exercisable within 60 days.

(6)	All shares subject to options that are exercisable within 60 days.

(7)	Includes 1,698,611 shares subject to options that are exercisable within 60 days.

(8)	Includes 100,732 shares subject to options that are exercisable within 60 days.

(9)	Includes 39,166 shares subject to options that are exercisable within 60 days.

(10)	Includes 161,807 shares subject to options that are exercisable within 60 days.

(11)	Includes 339,083 shares subject to options that are exercisable within 60 days.

(12)	Includes 60,000 shares subject to options that are exercisable within 60 days.

(13)	Includes 40,000 shares subject to options that are exercisable within 60 days.

(14)	All shares are issuable upon exercise of stock options and are held by LMM Family Limited Partnership of which Dr. Thompson is a general partner.

(15)	Includes 3,306,476 shares subject to options that are exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under the securities laws of the United States, the directors and officers of the Company and persons who own more than 10% of the Company’s equity securities are required to report their initial ownership of the Company’s equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the Nasdaq National Market. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any late filings during the fiscal year ended December 31, 2002. To the Company’s knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during the fiscal year ended December 31, 2002, all of these reports were timely filed, except that Andrew Wiseman filed an amended Form 5 to report a gift of 1,000 shares in July 2002 and Bruce Bennett filed an amended Form 5 to report the indirect ownership of 2,155 shares owned by his wife which shares were previously reported as being directly owned by Mr. Bennett.

OTHER MATTERS

      The board of directors of the Company is not currently aware of any other matters that are to be presented for action at the meeting. If any other matters come before the annual meeting or any adjournments and postponements thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

2003 ANNUAL MEETING PROPOSALS

      The Company’s amended and restated bylaws require that a stockholder give written notice of any proposal or the nomination of a director, addressed to the Secretary of the Company. Such written notice must be received by the Secretary not less than 90 days nor more than 120 days prior to a scheduled annual meeting of stockholders, or if less than 95 days’ notice or prior public disclosure of the date of the scheduled annual meeting of stockholders is given or made, such written notice must be received by the Secretary not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of such meeting and the date on which such notice of the scheduled meeting was mailed.

      Any notice to the Secretary regarding a stockholder proposal must include as to each matter the stockholder proposes to bring before the meeting: a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; the name and address, as they appear on the Company’s books, of the stockholder proposing such business and any stockholders known by such stockholder to be supporting such proposal; the class and number of shares of the Company’s stock that are beneficially owned by the stockholder and by any other stockholder known by such stockholder to be supporting such matter on the date of such stockholder notice; and any material interest of the stockholder in such business.

      Any notice to the Secretary regarding a nomination for the election of directors must include: the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; the class and number of shares of the Company’s stock that are beneficially owned by the stockholder and a representation that such stockholder intends to appear in person or by proxy at the annual meeting and nominate the person or persons specified in the notice; a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such persons) pursuant to which the nomination or nominations are to be made by the stockholder; such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the board of directors; and the consent of each nominee to serve as a director of the Company if so elected.

      Nothing in this section shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

2004 ANNUAL MEETING PROPOSALS

      Stockholders who wish to have proposals considered for inclusion in the proxy statement and form of proxy for the 2004 Annual Meeting of Stockholders must cause their proposals to be received in writing by the Company at its address set forth on the first page of this proxy statement no later than December 13, 2003. Any proposal should be addressed to the Company’s Secretary, and may be included in next year’s proxy materials only if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

ANNUAL REPORT

      The Company’s Annual Report to stockholders for calendar year ended December 31, 2002 has been mailed to stockholders concurrently with this proxy statement, but such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

By order of the board of directors

STEVEN B. ENGLE
Chairman of the Board and Chief Executive Officer

Dated: April 11, 2003

Appendix A

LA JOLLA PHARMACEUTICAL COMPANY

1994 STOCK INCENTIVE PLAN
(as proposed to be amended)

ARTICLE I

GENERAL PROVISIONS

      1.01 Purpose of the Plan.

      La Jolla Pharmaceutical Company (the “Company”), by action of its Board of Directors and with the consent of its stockholders, has adopted this La Jolla Pharmaceutical Company Stock Incentive Plan (the “Plan”) effective as of June 10, 1994 to advance the interests of the Company and its stockholders by (a) providing Eligible Persons with financial incentives to promote the success of the Company’s business objectives, and to increase their proprietary interest in the success of the Company, and (b) giving the Company a means to attract and retain directors of appropriate experience and stature.

      1.02 Definitions.

      Terms used herein and not otherwise defined shall have the meanings set forth below:

      (a) “Award” means an Incentive Award or a Nonemployee Director’s Option.

      (b) “Board” means the Board of Directors of the Company.

      (c) “Code” means the Internal Revenue Code of 1986, as amended. Where the context so requires, a reference to a particular Code section shall also refer to any successor provision of the Code to such section.

      (d) “Commission” means the Securities and Exchange Commission.

      (e) “Committee” means the committee appointed by the Board to administer the Plan. The Committee shall be composed entirely of members who meet the requirements of Section 1.04(a).

      (f) “Common Stock” means the common stock of the Company, $0.01 par value.

      (g) “Dividend Equivalent” means a right granted by the Company under Section 2.07 to a holder of a Stock Option, Stock Appreciation Right, or other Incentive Award denominated in shares of Common Stock to receive from the Company during the Applicable Dividend Period (as defined in Section 2.07) payments equivalent to the amount of dividends payable to holders of the number of shares of Common Stock underlying such Stock Option, Stock Appreciation Right, or other Incentive Award.

      (h) “Eligible Person” means any director, officer or key employee, consultant, or advisor of the Company (as determined by the Committee) including Nonemployee Directors and members of the Committee.

      (i) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Where the context so requires, a reference to a particular section of the Exchange Act or rule thereunder shall also refer to any successor provision to such section or rule.

      (j) “Fair Market Value” of capital stock of the Company shall be determined with reference to the closing price of such stock on the day in question (or, if such day is not a trading day in the U.S. securities markets, on the nearest preceding trading day), as reported with respect to the principal market or trading system on which such stock is then traded; or, if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system on which such shares are then quoted; provided, however, that when appropriate, the Committee in determining Fair Market Value of capital stock of the Company may take into account such other factors as may be deemed appropriate under the circumstances. Notwithstanding the foregoing, the Fair Market Value of capital stock for purposes of grants of Incentive Stock Options shall be determined in compliance with applicable provisions of the Code. The Fair Market Value of rights or property other than capital stock of the Company means the fair market value thereof as determined by the Committee on the basis of such factors as it may deem appropriate.

      (k) “Incentive Award” means any Stock Option, Restricted Stock, Stock Appreciation Right, Stock Payment, Performance Award or Dividend Equivalent granted or sold to an Eligible Person under this Plan, but not a Nonemployee Director’s Option.

      (l) “Incentive Stock Option” means a Stock Option that qualifies as an incentive stock option under Section 422 (or any successor section) of the Code and the regulations thereunder.

      (m) “Just Cause Dismissal” shall mean a termination of a Recipient’s employment for any of the following reasons: (i) the Recipient violates any reasonable rule or regulation of the Board or the Recipient’s superiors or the Chief Executive Officer or President of the Company that results in damage to the Company or which, after written notice to do so, the Recipient fails to correct within a reasonable time; (ii) any willful misconduct or gross negligence by the Recipient in the responsibilities assigned to him or her; (iii) any willful failure to perform his or her job as required to meet Company objectives; (iv) any wrongful conduct of a Recipient which has an adverse impact on the Company or which constitutes a misappropriation of Company assets; (v) the Recipient’s performing services for any other person or entity which competes with the Company while he or she is employed by the Company, without the written approval of the Chief Executive Officer or President of the Company; or (vi) any other conduct that the Board or Committee determines constitutes Just Cause for Dismissal.

      (n) “Nonemployee Director” means a director of the Company who qualifies as a “Nonemployee Director” under Rule 16b-3 under the Exchange Act.

      (o) “Nonemployee Director’s Option” means a Stock Option granted to a Nonemployee Director pursuant to Article III of the Plan.

      (p) “Nonqualified Stock Option” means a Stock Option other than an Incentive Stock Option.

      (q) “Option” or “Stock Option” means a right to purchase stock of the Company granted under this Plan, and can be an Incentive Stock Option or a Nonqualified Stock Option.

      (r) “Payment Event” means the event or events giving rise to the right to payment of a Performance Award.

      (s) “Performance Award” means an award, payable in cash, Common Stock or a combination thereof, which vests and becomes payable over a period of time upon attainment of performance criteria established in connection with the grant of the award.

      (t) “Performance-Based Compensation” means performance-based compensation as described in Section 162(m) of the Code and the regulations thereunder. If the amount of compensation an Eligible Person will receive under any Incentive Award is not based solely on an increase in the value of Common Stock after the date of grant or award, the Committee, in order to qualify an Incentive Award as performance-based compensation under Section 162(m) of the Code and the regulations thereunder, can condition the grant, award, vesting, or exercisability of such an award on the attainment of a preestablished, objective performance goal. For this purpose, a preestablished, objective performance goal may include one or more of the following performance criteria: (i) cash flow, (ii) earnings per share (including earnings before interest, taxes, and amortization), (iii) return on equity, (iv) total stockholder return, (v) return on capital, (vi) return on assets or net assets, (vii) income or net income, (viii) operating margin, (ix) return on operating revenue, (x) attainment of stated goals related to the Company’s research and development or clinical trials programs, (xi) attainment of stated goals related to the Company’s capitalization, costs, financial condition, or results of operations, and (xii) any other similar performance criteria contemplated by the regulations under Section 162(m).

      (u) “Permanent Disability” shall mean that the Recipient becomes physically or mentally incapacitated or disabled so that he or she is unable to perform substantially the same services as he or she performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician to be binding upon the Company and the Recipient), and such incapacity or disability continues for a period of three consecutive months or six months in any twelve-month period or such other period(s) as may be determined by the Committee with respect to any Option.

      (v) “Purchase Price” means the purchase price (if any) to be paid by a Recipient for Restricted Stock as determined by the Committee (which price shall be at least equal to the minimum price required under applicable laws and regulations for the issuance of Common Stock which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met).

      (w) “Recipient” means a person who has received an Award hereunder.

      (x) “Restricted Stock” means Common Stock that is the subject of an award made under Section 2.04 and which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met as set forth in this Plan and in any statement evidencing the grant of such Incentive Award.

      (y) “Securities Act” means the Securities Act of 1933, as amended.

      (z) “Stock Appreciation Right” or “SAR” means a right granted under Section 2.05 to receive a payment that is measured with reference to the amount by which the Fair Market Value of a specified number of shares of Common Stock appreciates from a specified date, such as the date of grant of the SAR, to the date of exercise.

      (aa) “Stock Payment” means a payment in shares of the Company’s Common Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to a Recipient.

      1.03 Common Stock Subject to the Plan.

      (a) Number of Shares. Subject to Section 1.05(b), the maximum number of shares of Common Stock that may be issued pursuant to Awards under the Plan shall be 8,200,000.

      (b) Source of Shares. The Common Stock to be issued under this Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

      (c) Availability of Unused Shares. Shares of Common Stock subject to unexercised portions of any Award granted under this Plan that expire, terminate or are cancelled, and shares of Common Stock issued pursuant to an Award under this Plan that are reacquired by the Company pursuant to the terms of the Award under which such shares were issued, will again become available for the grant of further Awards under this Plan.

      (d) Grant Limits. Notwithstanding any other provision of this Plan, no Eligible Person shall be granted Awards with respect to more than 600,000 shares of Common Stock in any one calendar year; provided, however, that this limitation shall not apply if it is not required in order for the compensation attributable to Incentive Awards hereunder to qualify as Performance-Based Compensation. The limitation set forth in this Section 1.03(d) shall be subject to adjustment as provided in Section 1.05(b), but only to the extent such adjustment would not affect the status of compensation attributable to Awards hereunder as Performance-Based Compensation.

      1.04 Administration of the Plan.

      (a) The Committee. The Plan will be administered by the Committee, which will consist of two or more members of the Board each of whom must be a Nonemployee Director; provided, however, that the number of members of the Committee may be reduced or increased from time to time by the Board. In addition, if Awards are to be made to persons subject to Section 162(m) of the Code and such awards are intended to constitute Performance-Based Compensation, then each of the Committee’s members must also be an “outside director,” as such term is defined in the regulations under Section 162(m) of the Code. Notwithstanding the foregoing or any provision of the Plan to the contrary, the Board may, in lieu of the Committee, exercise any authority granted to the Committee pursuant to the provisions of the Plan.

      (b) Authority of the Committee. The Committee has authority in its discretion to select the Eligible Persons to whom, and the time or times at which, Incentive Awards shall be granted or sold, the nature of each Incentive Award, the number of shares of Common Stock or the number of rights that make up or underlie each Incentive Award, the period for the exercise of each Incentive Award, the performance criteria (which need not be identical) utilized to measure the value of Performance Awards, and such other terms and conditions applicable to each individual Incentive Award as the Committee shall determine. The Committee may grant at any time new Incentive Awards to an Eligible Person who has previously received Incentive Awards or other grants (including other stock options) whether such prior Incentive Awards or such other grants are still outstanding, have previously been exercised in whole or in part, or are cancelled in connection with the issuance of new Incentive Awards. The Committee may grant Incentive Awards singly or in combination or in tandem with other Incentive Awards as it determines in its discretion. The purchase price or initial value and any and all other terms and conditions of the Incentive Awards may be established by the Committee without regard to existing Incentive Awards or other grants. Further, the Committee may, with the consent of an Eligible Person, amend in a manner not inconsistent with the Plan the terms of any existing Incentive Award previously granted to such Eligible Person, provided that neither the Board nor the Committee shall reduce the Exercise Price of any outstanding Option without stockholder approval.

      (c) Plan Interpretation. Subject to the express provisions of the Plan, the Committee has the authority to interpret the Plan and any agreements defining the rights and obligations of the Company and Recipients, to determine the terms and conditions of Incentive Awards and to make all other determinations necessary or advisable for the administration of the Plan. The Committee has authority to prescribe, amend and rescind rules and regulations relating to the Plan. All interpretations, determinations and actions by the Committee shall be final, conclusive and binding upon all parties. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

      (d) Special Rules Regarding Article III. Notwithstanding anything herein to the contrary, the Committee shall have no authority or discretion as to the selection of persons eligible to receive Nonemployee Directors’ Options granted under the Plan, the number of shares covered by Nonemployee Directors’ Options granted under the Plan, the timing of such grants, or the exercise price of Nonemployee Directors’ Options granted under the Plan, which matters are specifically governed by the provisions of the Plan.

      (e) No Liability. No member of the Board or the Committee or any designee thereof will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any transaction arising under the Plan.

      1.05 Other Provisions.

      (a) Documentation. Each Award granted under the Plan shall be evidenced by an award agreement duly executed on behalf of the Company and by the Recipient or, in the Committee’s discretion, a confirming memorandum issued by the Company to the Recipient (in either case an “Award Document”) evidencing the Award and setting forth such terms and conditions applicable to the Award as the Committee may in its discretion determine consistent with the Plan, provided that the Committee shall exercise no discretion with respect to Nonemployee Directors’ Options, which shall reflect only the terms of the Award as set forth in Article III and certain administrative matters dictated by the Plan. Award Documents shall comply with and be subject to the terms and conditions of the Plan. A copy of the Plan shall be delivered to each Award Recipient together with the Award Document, and shall constitute a part thereof. In case of any conflict between the Plan and any Award Document, the Plan shall control. Various Award Documents covering the same types of Awards may but need not be identical.

      (b) Adjustment Provisions. If (1) the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the properties of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (2) the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares subject to the Plan as provided in Section 1.03, (y) the number and kind of shares or other securities subject to then outstanding Awards, and (z) the price for each share or other unit of any other securities subject to then outstanding Awards. No fractional interests will be issued under the Plan resulting from any such adjustments.

      (c) Continuation of Employment.

(i) Nothing contained in this Plan (or in Award Documents or in any other documents related to this Plan or to Awards granted hereunder) shall confer upon any Eligible Person or Recipient any right to continue in the employ of the Company or constitute any contract or agreement of employment or engagement, or interfere in any way with the right of the Company to reduce such person’s compensation or other benefits or to terminate the employment of such Eligible Person or Recipient, with or without cause. Except as expressly provided in the Plan or in any statement evidencing the grant of an Award pursuant to the Plan, the Company shall have the right to deal with each Recipient in the same manner as if the Plan and any such statement evidencing the grant of an Award pursuant to the Plan did not exist, including, without limitation, with respect to all matters related to the hiring, discharge, compensation and conditions of the employment or engagement of the Recipient.

(ii) Any question(s) as to whether and when there has been a termination of a Recipient’s employment, the reason (if any) for such termination, and/or the consequences thereof under the terms of the Plan or any statement evidencing the grant of an Award pursuant to the Plan shall be determined by the Committee and the Committee’s determination thereof shall be final and binding.

      (d) Restrictions. All Awards granted under the Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to Awards granted under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such an Award or the issuance, if any, or purchase of shares in connection therewith, such Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Unless the shares of stock to be issued upon exercise of an Award granted under the Plan have been effectively registered under the Securities Act, the Company shall be under no obligation to issue any shares of stock covered by any Award unless the person who exercises such Award, in whole or in part, shall give a written representation and undertaking to the Company satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares of stock issued to him or her pursuant to such exercise of the Award for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of stock, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act, or any other applicable law, and that if shares of stock are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

      (e) Additional Conditions. Any Incentive Award may also be subject to such other provisions (whether or not applicable to any other Award or Recipient) as the Committee determines appropriate including, without limitation, provisions to assist the Recipient in financing the purchase of Common Stock through the exercise of Stock Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Common Stock acquired under any form of benefit, provisions giving the Company the right to repurchase shares of Common Stock acquired under any form of benefit in the event the Recipient elects to dispose of such shares, and provisions to comply with federal and state securities laws and federal and state income tax withholding requirements.

      (f) Privileges of Stock Ownership. Except as otherwise set forth herein, a Recipient or a permitted transferee of an Award shall have no rights as a shareholder with respect to any shares issuable or issued in connection with the Award until the date of the receipt by the Company of all amounts payable in connection with exercise of the Award and performance by the Recipient of all obligations thereunder. Status as an Eligible Person shall not be construed as a commitment that any Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally. No person shall have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company by reason of any Award granted hereunder. Neither this Plan (or any documents related hereto) nor any action taken pursuant hereto shall be construed to create a trust of any kind or a fiduciary relationship between the Company and any person. To the extent that any person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

      (g) Amendment and Termination of Plan: Amendment of Incentive Awards.

(i) The Board or the Committee may, insofar as permitted by law, from time to time suspend or discontinue the Plan or revise or amend it in any respect except that no such amendment shall alter or impair or diminish any rights or obligations under any Award theretofore granted under the Plan without the consent of the person to whom such Award was granted , and except that such amendments shall be subject to stockholder approval to the extent (A) required to comply with the listing requirements imposed by any exchange or trading system upon which the Company’s securities trade or applicable provisions of or rules under the Code, or (B) the Board determines in good faith that such amendments are material to stockholders.

(ii) The Committee may from time to time, with the consent of a Recipient, make such modifications in the terms and conditions of an Incentive Award as it deems advisable, including to accelerate or extend the vesting or exercise period of any Incentive Award, provided that performance conditions to vesting of Restricted Stock shall not be waived, and provided further that neither the Board nor the Committee shall reduce the Exercise Price of any outstanding Option without stockholder approval.

(iii) Except as otherwise provided in this Plan or in the applicable Award Document, no amendment, suspension or termination of the Plan will, without the consent of the Recipient, alter, terminate, impair or adversely affect any right or obligation under any Award previously granted under the Plan.

      (h) Nonassignability. No Award granted under the Plan shall be assignable or transferable except (i) by will or by the laws of descent and distribution, or (ii) subject to the final sentence of this subsection (h), upon dissolution of marriage pursuant to a qualified domestic relations order or, in the discretion of the Committee and under circumstances that would not adversely affect the interests of the Company. During the lifetime of a Recipient, an Award granted to him or her shall be exercisable only by the Recipient (or the Recipient’s permitted transferee) or his or her guardian or legal representative. Notwithstanding the foregoing, Incentive Stock Options (or other Awards subject to transfer restrictions under the Code) may not be assigned or transferred in violation of Section 422(b)(5) of the Code (or any comparable or successor provision) or the Treasury Regulations thereunder, and nothing herein is intended to allow such assignment or transfer.

      (i) Other Compensation Plans. The adoption of the Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company, and the Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for employees, directors, or advisors of the Company.

      (j) Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

      (k) Participation By Foreign Employees. Notwithstanding anything to the contrary herein, the Committee may, in order to fulfill the purposes of the Plan, modify grants of Incentive Awards to Recipients who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.

      (l) Effective Date And Duration of Plan. Awards may be granted under the Plan until the tenth anniversary of the effective date of the Plan, whereupon the Plan shall terminate. No Awards may be granted during any suspension of this Plan or after its termination. Notwithstanding the foregoing, each Award properly granted under the Plan shall remain in effect until such Award has been exercised or terminated in accordance with its terms and the terms of the Plan.

ARTICLE II

INCENTIVE AWARDS

      2.01 Grants of Incentive Awards.

      Subject to the express provisions of this Plan, the Committee may from time to time in its discretion select from the class of Eligible Persons those individuals to whom Incentive Awards may be granted pursuant to its authority as set forth in Section 1.04(b). Each Incentive Award shall be subject to the terms and conditions of the Plan and such other terms and conditions established by the Committee as are not inconsistent with the purpose and provisions of the Plan. One or more Incentive Awards may be granted to any Eligible Person.

      2.02 Stock Options.

      (a) Nature of Stock Options. Stock Options may be Incentive Stock Options or Nonqualified Stock Options.

      (b) Option Price. The exercise price per share for each Option (other than a Nonemployee Director’s Option) (the “Exercise Price”) shall be determined by the Committee at the date such Option is granted and shall not be less than the Fair Market Value of a share of Common Stock (or other securities, as applicable) at the time of grant, except that the Exercise Price for a Nonqualified Stock Option may reflect a discount of up to 15% of the Fair Market Value at the time of grant if the amount of such discount is expressly in lieu of a reasonable amount of salary or cash bonus. Notwithstanding the foregoing, however, in no event shall the exercise price be less than the par value of the shares of Common Stock subject to the Option, and the exercise price of an Incentive Stock Option shall be not less than such amount as is necessary to enable such Option to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

      (c) Option Period and Vesting. Options (other than Nonemployee Directors’ Options) hereunder shall vest and may be exercised as determined by the Committee, except that exercise of such Options after termination of the Recipient’s employment shall be subject to Section 2.02(g). Each Option granted hereunder (other than a Nonemployee Directors Option) and all rights or obligations thereunder shall expire on such date as shall be determined by the Committee, but not later than ten years after the date the Option is granted and shall be subject to earlier termination as herein provided. The Committee may in its discretion at any time and from time to time after the grant of an Option (other than a Nonemployee Director’s Option) accelerate vesting of such Option in whole or part by increasing the number of shares then purchasable, provided that the total number of shares subject to such Option may not be increased.

      (d) Exercise of Options. Except as otherwise provided herein, an Option may become exercisable, in whole or in part, on the date or dates specified by the Committee (or, in the case of Nonemployee Directors’ Options, the Plan) at the time the Option is granted and thereafter shall remain exercisable until the expiration or earlier termination of the Option. No Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not less than 100 shares of stock (or such other amount as is set forth in the applicable option agreement) may be purchased at one time unless the number purchased is the total number at the time available for purchase under the terms of the Option. An Option shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the Recipient, together with payment of the exercise price made in accordance with Section 2.02(e). Upon proper exercise, the Company shall deliver to the person entitled to exercise the Option or his or her designee a certificate or certificates for the shares of stock for which the Option is exercised. Notwithstanding any other provision of this Plan, the Committee may impose, by rule and in option agreements, such conditions upon the exercise of Options (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including without limitation Rule 16b-3 (or any successor rule) under the Exchange Act and any applicable section of or rule under the Internal Revenue Code.

      (e) Exercise Price. The Exercise Price shall be payable upon the exercise of an Option by delivery of legal tender of the United States or payment of such other consideration as the Committee may from time to time deem acceptable in any particular instance, including without limitation delivery of capital stock of the Company (delivered by or on behalf of the person exercising the Option or retained by the Company from the Common Stock otherwise issuable upon exercise and valued at Fair Market Value as of the exercise date) or surrender of other Awards previously granted to the Recipient exercising the Option; provided, however, that the Committee may, in the exercise of its discretion, (i) allow exercise of an Option in a broker-assisted or similar transaction in which the Exercise Price is not received by the Company until immediately after exercise, and/or (ii) allow the Company to loan the Exercise Price to the person entitled to exercise the Option, if the exercise will be followed by an immediate sale of some or all of the underlying shares and a portion of the sales proceeds is dedicated to full payment of the Exercise Price. Any shares of Company stock or other non-cash consideration assigned and delivered to the Company in payment or partial payment of the Exercise Price will be valued at Fair Market Value on the exercise date. No fractional shares will be issued pursuant to the exercise of an Option.

      (f) Limitation on Exercise of Incentive Stock Options. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Recipient under the Plan (or any other option plan of the Company or any of its subsidiaries or affiliates) may for the first time become exercisable as Incentive Stock Options under the federal tax laws during any one calendar year shall not exceed $100,000. Any Options granted as Incentive Stock Options pursuant to the Plan in excess of such limitation shall be treated as Nonqualified Stock Options.

      (g) Termination of Employment.

(i) Termination for Cause. Except as otherwise provided in a written agreement between the Company and the Recipient, which may be entered into at any time before or after termination, in the event of a Just Cause Dismissal of a Recipient all of the Recipient’s unexercised Options, whether or not vested, shall expire and become unexercisable as of the date of such Just Cause Dismissal.

(ii) Termination Other Than for Cause. Subject to subsection (i) above and subsection (iii) below, and except as otherwise provided in a written agreement between the Company and the Recipient, which may be entered into at any time before or after termination, in the event of a Recipient’s termination of employment for:

(A) any reason other than for Just Cause Dismissal, death, or Permanent Disability, or normal retirement, the Recipient’s Options shall, whether or not vested, expire and become unexercisable as of the earlier of (1) the date such Options would expire in accordance with their terms if the Recipient remained employed or (2) three calendar months after the date of termination in the case of Incentive Stock Options, or six months after the date of termination, in the case of Nonqualified Stock Options.

(B) death or Permanent Disability, the Recipient’s unexercised Options shall, whether or not vested, expire and become unexercisable as of the earlier of (1) the date such Options would expire in accordance with their terms if the Recipient remained employed or (2) twelve (12) months after the date of termination.

(C) normal retirement, the Recipient’s unexercised Options shall, whether or not vested, expire and become unexercisable as of the earlier of (A) the date such Options expire in accordance with their terms or (B) twenty-four (24) months after the date of retirement.

(iii) Alteration of Exercise Periods. Notwithstanding anything to the contrary in subsections (i) or (ii) above, the Committee may in its discretion designate such shorter or longer periods to exercise Options (other than Nonemployee Directors’ Options) following a Recipient’s termination of employment; provided, however, that any shorter periods determined by the Committee shall be effective only if provided for in the instrument that evidences the grant to the Recipient of such Options or if such shorter period is agreed to in writing by the Recipient. Notwithstanding anything to the contrary herein, Options shall be exercisable by a Recipient (or his successor in interest) following such Recipient’s termination of employment only to the extent that installments thereof had become exercisable on or prior to the date of such termination; provided, however, that the Committee, in its discretion, may elect to accelerate the vesting of all or any portion of any Options that had not become exercisable on or prior to the date of such termination.

      2.03 Performance Awards.

      (a) Grant of Performance Award. The Committee shall determine the performance criteria (which need not be identical and may be established on an individual or group basis) governing Performance Awards, the terms thereof, and the form and time of payment of Performance Awards.

      (b) Payment of Award; Limitation. Upon satisfaction of the conditions applicable to a Performance Award, payment will be made to the Recipient in cash or in shares of Common Stock valued at Fair Market Value or a combination of Common Stock and cash, as the Committee in its discretion may determine. Notwithstanding any other provision of this Plan, no Eligible Person shall be paid a Performance Award in excess of $1,000,000 in any one calendar year; provided, however, that this limitation shall not apply if it is not required in order for the compensation attributable to the Performance Award hereunder to qualify as Performance-Based Compensation.

      (c) Expiration of Performance Award. If any Recipient’s employment with the Company is terminated for any reason other than normal retirement, death, or Permanent Disability prior to the time a Performance Award or any portion thereof becomes payable, all of the Recipient’s rights under the unpaid portion of the Performance Award shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment by reason of death, Permanent Disability or normal retirement, the Committee, in its discretion, may determine what portions, if any, of the Performance Award should be paid to the Recipient.

      2.04 Restricted Stock.

      (a) Award of Restricted Stock. The Committee may grant awards of Restricted Stock to Eligible Participants. The Committee shall determine the Purchase Price (if any), the terms of payment of the Purchase Price, the restrictions upon the Restricted Stock, and when such restrictions shall lapse, provided that the restriction period shall be at least one year for performance-based grants and three years for non-performance-based grants.

      (b) Requirements of Restricted Stock. All shares of Restricted Stock granted or sold pursuant to the Plan will be subject to the following conditions:

(i) No Transfer. The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire;

(ii) Certificates. The Committee may require that the certificates representing Restricted Stock granted or sold to a Recipient pursuant to the Plan remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire;

(iii) Restrictive Legends. Each certificate representing Restricted Stock granted or sold to a Recipient pursuant to the Plan will bear such legend or legends making reference to the restrictions imposed upon such Restricted Stock as the Committee in its discretion deems necessary or appropriate to enforce such restrictions; and

(iv) Other Restrictions. The Committee may impose such other conditions on Restricted Stock as the Committee may deem advisable including, without limitation, restrictions under the Securities Act, under the Exchange Act, under the requirements of any stock exchange upon which such Restricted Stock or shares of the same class are then listed and under any blue sky or other securities laws applicable to such shares.

      (c) Rights of Recipient. Subject to the provisions of Section 2.04(b) and any restrictions imposed upon the Restricted Stock, the Recipient will have all rights of a stockholder with respect to the Restricted Stock granted or sold to such Recipient under the Plan, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

      (d) Termination of Employment. Unless the Committee in its discretion determines otherwise, upon a Recipient’s termination of employment for any reason, all of the Recipient’s Restricted Stock remaining subject to restrictions imposed pursuant to the Plan on the date of such termination of employment shall be repurchased by the Company at the Purchase Price (if any).

      2.05 Stock Appreciation Rights.

      (a) Granting of Stock Appreciation Rights. The Committee may approve the grant to Eligible Persons of Stock Appreciation Rights, related or unrelated to Options, at any time.

      (b) SARs Related to Options.

(i) A Stock Appreciation Right granted in connection with an Option granted under this Plan will entitle the holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 2.05(b)(iii). Such Option will, to the extent surrendered, then cease to be exercisable.

(ii) A Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent that, the related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

(iii) Upon the exercise of a Stock Appreciation Right related to an Option, the Holder will be entitled to receive payment of an amount determined by multiplying: (i) the difference obtained by subtracting the Exercise Price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the instrument evidencing the grant of the Stock Appreciation Right), by (ii) the number of shares as to which such Stock Appreciation Right is exercised.

      (c) SARs Unrelated to Options. The Committee may grant Stock Appreciation Rights unrelated to Options to Eligible Persons. Section 2.05(b)(iii) shall be used to determine the amount payable at exercise under such Stock Appreciation Right, except that in lieu of the Option Exercise Price specified in the related Option the initial base amount specified in the Incentive Award shall be used.

      (d) Limits. Notwithstanding the foregoing, the Committee, in its discretion, may place a dollar limitation on the maximum amount that will be payable upon the exercise of a Stock Appreciation Right under the Plan.

      (e) Payments. Payment of the amount determined under the foregoing provisions may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, in cash or in a combination of cash and shares of Common Stock as the Committee deems advisable. The Committee has full discretion to determine the form in which payment of a Stock Appreciation Right will be made and to consent to or disapprove the election of a Recipient to receive cash in full or partial settlement of a Stock Appreciation Right. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

      (f) Rule 16b-3. The Committee may, at the time a Stock Appreciation Right is granted, impose such conditions on the exercise of the Stock Appreciation Right as may be required to satisfy the requirements of Rule 16b-3 under the Exchange Act (or any other comparable provisions in effect at the time or times in question).

      (g) Termination of Employment. Section 2.02(g) will govern the treatment of Stock Appreciation Rights upon the termination of a Recipient’s employment with the Company.

      2.06 Stock Payments.

      The Committee may approve Stock Payments of the Company’s Common Stock to any Eligible Person for all or any portion of the compensation (other than base salary) or other payment that would otherwise become payable by the Company to the Eligible Person in cash.

      2.07 Dividend Equivalents.

      The Committee may grant Dividend Equivalents to any Recipient who has received a Stock Option, SAR, or other Incentive Award denominated in shares of Common Stock. Such Dividend Equivalents shall be effective and shall entitle the recipients thereof to payments during the “Applicable Dividend Period,” which shall be (i) the period between the date the Dividend Equivalent is granted and the date the related Stock Option, SAR, or other Incentive Award is exercised, terminates, or is converted to Common Stock, or (ii) such other time as the Committee may specify in the written instrument evidencing the grant of the Dividend Equivalent. Dividend Equivalents may be paid in cash, Common Stock, or other Incentive Awards; the amount of Dividend Equivalents paid other than in cash shall be determined by the Committee by application of such formula as the Committee may deem appropriate to translate the cash value of dividends paid to the alternative form of payment of the Dividend Equivalent. Dividend Equivalents shall be computed as of each dividend record date and shall be payable to recipients thereof at such time as the Committee may determine. Notwithstanding the foregoing, if it is intended that an Incentive Award qualify as Performance-Based Compensation and the amount of the compensation the Eligible Person could receive under the award is based solely on an increase in value of the underlying stock after the date of grant or award (i.e., the grant, vesting, or exercisability of the award is not conditioned upon the attainment of a preestablished, objective performance goal described in Section 1.02(t)), then the payment of any Dividend Equivalents related to the award shall not be made contingent on the exercise of the award.

ARTICLE III

NONEMPLOYEE DIRECTOR’S OPTIONS

      3.01 Grants of Initial Options.

      Each Nonemployee Director shall, upon first becoming a Nonemployee Director, receive a one-time grant of a Nonemployee Director’s Option to purchase up to 40,000 shares of the Company’s Common Stock at an exercise price per share equal to the Fair Market Value of the Company’s Common Stock on the date of grant, subject to (i) vesting as set forth in Section 3.04, and (ii) adjustment as set forth in Section 1.05(b). Options granted under this Section 3.01 are “Initial Options” for purposes hereof.

      3.02 Grants of Additional Options.

      Immediately following the annual meeting of stockholders of the Company next following a Nonemployee Director becoming such, and immediately following each subsequent annual meeting of stockholders of the Company, in each case if the Nonemployee Director has served as a director since his or her election or appointment and has been re-elected as a director at such annual meeting or is continuing as a director without being re-elected due to the classification of the Board, such Nonemployee Director shall automatically receive an option to purchase up to 10,000 shares of the Company’s Common Stock at an exercise price per share equal to the Fair Market Value of the Company’s Common Stock on the date of grant, subject to (a) vesting as set forth in Section 3.04, and (b) adjustment as set forth in Section 1.05(b). Options granted under this Section 3.02 are “Additional Options” for purposes hereof.

      3.03 Exercise Price.

      The exercise price for Nonemployee Directors’ Options shall be payable as set forth in Section 2.02(e). Neither the Board nor the Committee shall reduce the exercise price of any outstanding Initial Option or Additional Option without stockholder approval.

      3.04 Vesting and Exercise.

      Initial Options shall vest and become exercisable with respect to 25% of the underlying shares on the grant date and with respect to an additional 25% of the underlying shares on the dates of each of the first three annual meetings of the Company’s stockholders following the grant date, but only if on the date of each such annual meeting, the Recipient is continuing as a director of the Company for the ensuing year, provided, however, that if the grant date is within six months of the ensuing annual meeting of the Company’s stockholders, then after vesting of the Option with respect to 25% of the underlying shares on the grant date, the Option will vest with respect to an additional 25% of the underlying shares on the dates of each of the second, third, and fourth annual meetings of the Company’s stockholders following the grant date, but only if, on the date of each such annual meeting, the Recipient is continuing as a director for the ensuing year. Additional Options shall vest and become exercisable upon the earlier of (a) the first anniversary of the grant date or (b) immediately prior to the annual meeting of stockholders of the Company next following the grant date, if the optionee has remained a director for the entire period from the date of grant to such earlier date. Notwithstanding the foregoing, however, Initial Options and Additional Options that have not vested and become exercisable at the time the optionee ceases to be a director shall terminate.

      3.05 Term of Options and Effect of Termination.

      No Nonemployee Directors’ Option shall be exercisable after the expiration of ten years from the effective date of its grant. In the event that the Recipient of a Nonemployee Director’s Option shall cease to be a director of the Company, all Nonemployee Directors’ Options granted to such Recipient shall be exercisable, to the extent already exercisable at the date such Recipient ceases to be a director and regardless of the reason the Recipient ceases to be a director, for a period of five (5) years after that date (or, if sooner, until the expiration of the option according to its terms). In the event of the death of a Recipient of a Nonemployee Director’s Option while such Recipient is a director of the Company or within the period after termination of such status during which he or she is permitted to exercise such Option, such Option may be exercised by any person or persons designated by the Recipient on a Beneficiary Designation Form adopted by the Company for such purpose or, if there is no effective Beneficiary Designation Form on file with the Company, by the executors or administrators of the Recipient’s estate or by any person or persons who shall have acquired the option directly from the Recipient by his or her will or the applicable laws of descent and distribution.

ARTICLE IV

RECAPITALIZATIONS AND REORGANIZATIONS

      4.01 Corporate Transactions.

      If the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the same number of shares of Common Stock that are subject to that Option would have been entitled. In the event of a Change in Control (as defined below), all Nonemployee Directors’ Options and any Incentive Awards specified by the Committee or the Board shall immediately vest and become exercisable, and all conditions thereto shall be deemed to have been met. For purposes hereof, a “Change in Control” means the following and shall be deemed to occur if any of the following events occur:

(i) Except as provided by subsection (iii) hereof, the acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii) Individuals who, as of the effective date of the Plan, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, is or was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation with any other person, entity or corporation, other than

(A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company and such other entity outstanding immediately after such merger or consolidation, or

(B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires forty percent (40%) or more of the combined voting power of the Company’s then outstanding voting securities; or

(iv) Approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company’s assets.

      Notwithstanding the preceding provisions of this Section 4.01, a Change in Control shall not be deemed to have occurred (1) if the “person” described in the preceding provisions of this Section 4.01 is an underwriter or underwriting syndicate that has acquired the ownership of 50% or more of the combined voting power of the Company’s then outstanding voting securities solely in connection with a public offering of the Company’s securities, or (2) if the “person” described in the preceding provisions of this Paragraph is an employee stock ownership plan or other employee benefit plan maintained by the Company that is qualified under the provisions of the Employee Retirement Income Security Act of 1974, as amended.

      4.02 Determination by the Committee.

      To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all of any part of its business or assets.

PROXY CARD
LA JOLLA PHARMACEUTICAL COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Steven B. Engle and David Duncan, Jr., and each of them, as proxies, each with the power to appoint such proxy’s substitute and hereby authorizes them to represent and vote all of the shares of common stock of La Jolla Pharmaceutical Company held by the undersigned on March 28, 2003 at the annual meeting of stockholders to be held on Friday, May 16, 2003 and any adjournment thereof, with like effect as if the undersigned were personally present and voting upon the following matters.

1.	Election of two Class I directors	FOR ☐	WITHHOLD ☐	FOR ALL EXCEPT	☐
	named below to serve until	for all nominees	AUTHORITY
	the annual meeting of stockholders to be held in the year 2006 and until their successors have been duly elected and qualified.	listed below for whom stockholder is entitled to vote†	for all nominees listed below for whom stockholder is entitled to vote†

	Nominees:	THOMAS H. ADAMS, PH.D	STEVEN B. ENGLE

† INSTRUCTIONS. To withhold authority to vote for any individual nominee, mark the “For All Except” box and write that nominee’s name in the space provided below.

*For All Except:

2.	Amendment of the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan to increase the number of shares authorized for issuance under this plan by 1,100,000 to a total of 8,200,000.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Ratification of the selection of Ernst & Young LLP as the independent auditor of La Jolla Pharmaceutical Company for the fiscal year ending December 31, 2003.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	In their discretion, the proxies are authorized to consider and vote upon such other business as may properly come before the annual meeting or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the above-named nominees, FOR the amendment of the 1994 Stock Incentive Plan, and FOR the ratification of the selection of Ernst & Young LLP. This proxy confers discretionary authority with respect to matters not known or determined at the time of mailing the notice of annual meeting and the enclosed proxy statement.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement furnished herewith and directs that his or her votes be cast by the above named proxies in the manner directed herein. All other proxies heretofore given by the undersigned to vote shares of common stock of La Jolla Pharmaceutical Company are expressly revoked.

Dated	, 2003

Signatures(s) of stockholder

     This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

     Please sign and return this proxy in the enclosed envelope. The giving of this proxy will not affect your right to vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name. You may also submit to the Secretary of La Jolla Pharmaceutical Company a later dated revocation or amendment to this proxy on any of the matters set forth above.